As filed with the Securities and Exchange Commission on October 2, 2007
Registration No. 333-145779

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ASPECT MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2985553

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
One Upland Road
Norwood, Massachusetts 02062
(617) 559-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Nassib G. Chamoun
President and Chief Executive Officer
Aspect Medical Systems, Inc.
One Upland Road
Norwood, Massachusetts 02062
(617) 559-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Susan W. Murley, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Telephone: (617) 526-6000
Telecopy: (617) 526-5000
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

      The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated October 2, 2007
PROSPECTUS
ASPECT MEDICAL SYSTEMS, INC.
$125,000,000 2.50% Convertible Senior Notes due 2014
and Shares of Common Stock Issuable Upon Conversion of the Notes
     The securities to be offered and sold using this prospectus are our 2.50% Convertible Senior Notes due 2014, or the notes, which we issued in a private placement in June 2007, and shares of our common stock, $0.01 par value, issuable upon conversion of the notes.
     Any securities offered and sold using this prospectus will be offered and sold by the selling security holders to be named in one or more supplements to this prospectus or in one or more reports filed with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended. See “Selling Security Holders” beginning on page 33. We will not receive any of the proceeds from the sale by the selling security holders of the securities offered or sold using this prospectus.
     We will pay interest on the notes semi-annually on each June 15 and December 15, commencing on December 15, 2007. The notes mature on June 15, 2014.
     Holders may convert their notes prior to the close of business on the scheduled trading day immediately preceding March 15, 2014 in multiples of $1,000 in principal amount, at the option of the holder, under certain specified circumstances, as described under “Description of the Notes — Conversion Rights.” The initial conversion rate for the notes will be 52.4294 shares of common stock per $1,000 in principal amount of notes, which is equivalent to an initial conversion price of approximately $19.07 per share of common stock, subject to adjustment.
     The notes are our senior unsecured obligations and rank equally with all of our existing and future senior debt and senior to all of our subordinated debt. The notes are structurally subordinated to all existing and future liabilities of our subsidiaries and are effectively subordinated to our existing and future secured indebtedness to the extent of the value of the collateral. As of August 29, 2007, neither we nor our subsidiaries had any outstanding indebtedness, other than the notes, trade and other payables.
     The indenture for the notes does not restrict us or our subsidiaries from incurring debt or other liabilities, including secured debt. Our subsidiaries did not guarantee any of our obligations under the notes.
     The notes are not, and will not be, listed on any securities exchange. The notes are currently designated for trading on The PORTALsm Market. Our common stock is listed on the Nasdaq Global Market, or Nasdaq, under the symbol “ASPM.” The reported last sale price of our common stock on Nasdaq on August 28, 2007 was $12.38 per share.
     Investing in the notes and our common stock involves a high degree of risk. See “Risk Factors” beginning on page 9.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is      , 2007.

     You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus or in any supplement to this prospectus is accurate only as of the date set forth on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.
     Except for purposes of the “Description of the Notes” section or unless stated otherwise or the context otherwise requires, references in this prospectus to “Aspect,” the “Company,” “we,” “us” and “our” refer to Aspect Medical Systems, Inc. and its subsidiaries.
ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this process, the selling security holders to be named in any supplement to this prospectus under the heading “Selling Security Holders” or any report filed with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 may sell, from time to time, in one or more offerings, the notes and shares of our common stock issuable upon conversion of the notes registered under the registration statement of which this prospectus is a part. These securities were acquired from us in an unregistered private offering. A prospectus supplement may set forth specific information about the terms of any offering by the selling security holders. Such prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
     This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words

“anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading “Risk Factors”, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Any such forward-looking statements represent management’s views as of the date of the document in which such forward-looking statement is contained. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
WHERE YOU CAN FIND MORE INFORMATION
     We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at www.sec.gov.
     This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC requires us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all the shares covered by this prospectus.
1.	Our Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 15, 2007, as amended by Amendment No. 1 to Annual Report on Form 10-K/A, filed on May 18, 2007;
2.	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2007 filed on May 10, 2007 and for the quarter ended June 30, 2007 filed on August 9, 2007, as amended by Amendment No. 1 to Quarterly Report on Form 10-Q/A, filed on August 17, 2007;
3.	Our Current Reports on Form 8-K filed on February 7, 2007 (but only with respect to the information under Item 1.01 thereof), March 6, 2007, June 12, 2007 (but only with respect to the information under Items 1.01 and 1.02 thereof), June 15, 2007 (but only with respect to the information under Item 3.02 thereof) and June 21, 2007 (but only with respect to the information under Items 1.01 and 2.03 thereof); and
4.	The description of our common stock contained in our registration statements on Form 8-A , including any amendment or report filed for the purpose of updating such description.
     We hereby incorporate by reference all documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the date our offering is terminated into this prospectus and they will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus conflicts with, negates, modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.
     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of the indenture and registration rights agreement and any or all of the information incorporated by reference into this prospectus but not delivered herewith, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us as follows:
Aspect Medical Systems, Inc.
One Upland Road
Norwood, Massachusetts 02062
Telephone: (617) 559-7700
Attention: Investor Relations
     You can access electronic copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and all amendments to those reports and any other documents we file with the SEC, free of charge, on our website at http://www.aspectmedical.com. Access to those electronic filings is available as soon as reasonably practicable after they are filed with, or furnished to, the SEC. We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this prospectus.

PROSPECTUS SUMMARY
     This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.”
Our Company
     We develop, manufacture and market an anesthesia monitoring system that we call the BIS system. The BIS system is based on our patented core technology, the Bispectral Index, which we refer to as the BIS index. The BIS system provides information that allows clinicians to assess and manage a patient’s level of consciousness in the operating room, intensive care and procedural sedation settings and is intended to assist the clinician in better determining the amount of anesthesia or sedation needed by each patient. We developed the BIS system over 10 years, and it is the subject of 26 issued United States patents and 8 pending United States patent applications. Our proprietary BIS system includes our BIS monitor, BIS Module Kit or BISx system, which allows original equipment manufacturers to incorporate the BIS index into their monitoring products, and our group of sensor products, which we collectively refer to as BIS Sensors. In January 2005, we introduced our semireusable sensor product in the international market, excluding Japan.
     As of December 31, 2006, the worldwide installed base of BIS monitors and original equipment manufacturer products was approximately 39,900 units. We estimate that BIS technology is installed in approximately 53% of all domestic operating rooms, and is available in more than 160 countries. We estimate that more than 18.7 million patients worldwide have been monitored using the BIS index during surgery.
     Clinical trials and routine clinical use of the BIS system have shown that patient monitoring with the BIS system can result in:
•	a reduction in the incidence of unintentional intraoperative awareness with recall;

•	a reduction in the amount of anesthetics used;

•	faster wake-up from anesthesia;

•	less patient time in the operating room and the post-anesthesia care unit following surgery;

•	higher rates of outpatients bypassing the post-anesthesia care unit and proceeding to a less costly step-down recovery area directly from the operating room; and

•	improvements in the quality of recovery.
     We derive our revenue primarily from sales of BIS monitors, our original equipment manufacturer products (including BIS Module Kits and the BISx system) and related accessories, which we collectively refer to as Equipment, and sales of BIS Sensors. We also derive revenue from strategic alliances. In fiscal years 2006, 2005 and 2004, revenue from the sale of Equipment represented approximately 22%, 26% and 28%, respectively, of our revenue, and revenue from the sale of BIS Sensors represented approximately 71%, 69% and 71%, respectively, of our revenue. In fiscal years 2006, 2005 and 2004, strategic alliance revenue represented approximately 7%, 5% and 1%, respectively, of our revenue.
     Our principal executive offices are located at One Upland Road, Norwood, Massachusetts 02062, and our telephone number is (617) 559-7000. Our Internet address is www.aspectmedical.com. The information on our Internet website is not incorporated by reference in this prospectus, and should not be considered part of this document. Our website address is included as an inactive textual reference only.

The Offering
     This prospectus covers the resale of up to $125,000,000 aggregate principal amount of the notes and the shares of our common stock issuable upon conversion of the notes. We issued and sold a total of $125,000,000 aggregate principal amount of the notes on June 20, 2007 in a private placement to an initial purchaser. The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes and the shares of common stock issuable upon conversion of the notes, please refer to the sections of this document entitled “Description of the Notes” and “Description of Capital Stock,” respectively. For purposes of the following summary references to “we,” “us,” “our” and “Aspect” refer solely to Aspect Medical Systems, Inc. and not to its subsidiaries.

Issuer	Aspect Medical Systems, Inc.

Selling Security Holders	The securities to be offered and sold using this prospectus will be offered and sold by the selling security holders named in a supplement to this prospectus or in one or more reports filed with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. See “Selling Security Holders.”

Notes Offered	$125,000,000 aggregate principal amount of 2.50% Convertible Senior Notes due 2014.

Maturity Date	June 15, 2014, unless earlier repurchased or converted.

Common Stock Offered	Shares of our common stock, par value $0.01 per share, issuable upon conversion of the notes.

Interest	2.50% per year payable semi-annually in arrears in cash on June 15 and December 15 of each year, beginning on December 15, 2007.

Ranking	The notes are our senior unsecured obligations and rank equally with all of our existing and future senior debt and senior to all of our subordinated debt. The notes are structurally subordinated to all existing and future liabilities of our subsidiaries and are effectively subordinated to our existing and future secured indebtedness to the extent of the value of the collateral. As of August 29, 2007, neither we nor our subsidiaries had any outstanding indebtedness, other than the notes, trade and other payables.

The indenture for the notes does not restrict us or our subsidiaries from incurring debt or other liabilities, including secured debt. Our subsidiaries did not guarantee any of our obligations under the notes.

Conversion Rights	Holders may convert their notes prior to the close of business on the scheduled trading day immediately preceding March 15, 2014 in multiples of $1,000 in principal amount, at the option of the holder, under the following circumstances:
•	during the five business-day period after any five consecutive trading day period (the “Measurement Period”) in which the trading price per $1,000 principal amount of notes for each day of such Measurement Period was less than 97% of the product of the last report sale price of our common stock and the conversion rate on each such day;

•	after September 30, 2007, during any calendar quarter if the last reported sale price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is more than 120% of the applicable conversion price in effect on the last trading day of the immediately preceding calendar quarter; or

•	upon the occurrence of specified corporate events described under “Description of the Notes — Conversion Rights — Conversion upon Specified Corporate Events.”

At the option of the holder, regardless of the foregoing circumstances, holders may convert their notes, in multiples of $1,000 in principal amount, at any time on or after March 15, 2014 through the scheduled trading day immediately preceding the maturity date of the notes.

The initial conversion rate for the notes will be 52.4294 shares of common stock per $1,000 in principal amount of notes, which is equivalent to an initial conversion price of approximately $19.07 per share of common stock, subject to adjustment. The conversion rate may be adjusted under certain circumstances. See “Description of the Notes — Conversion Rights — Conversion Rate Adjustments.”

In addition, if a “make-whole fundamental change” (as defined herein) occurs prior to the maturity date of the notes, we will in some cases increase the conversion rate for a holder that elects to convert its notes in connection with such fundamental change as described under “Description of the Notes — Conversion Rights — Adjustment to Shares Delivered upon Conversion upon Make-Whole Fundamental Change.” No adjustment to the conversion rate will be made if the stock price on such make-whole fundamental change date is less than $15.57 per share or exceeds $50.00 per share (in each case, subject to adjustment).

Holders will not receive any additional cash payment or additional shares representing accrued and unpaid interest upon conversion of a note, except in limited circumstances. Instead, interest will be deemed paid by the shares of our common stock delivered to the holder upon conversion (or, upon our election of net share settlement as described below, cash and shares of our common stock, if any).

Settlement Upon Conversion	Unless we have obtained stockholder approval to elect the net share settlement of the notes as described under “Description of the Notes — Conversion Rights — Irrevocable Election of Net Share Settlement Following Stockholder Approval”, and we irrevocably elect such settlement method at any time on or prior to the 45th scheduled trading day preceding the maturity date of the notes, upon conversion we will deliver, on the third trading day (as defined herein) following the related conversion date, a number of shares of our common stock equal to the conversion rate on the related conversion date for each $1,000 principal amount of notes. We will deliver cash in lieu of any fractional shares of our common stock based on the last reported sale price of our common stock on the related conversion date (or, if the conversion date is not a trading day, on the next succeeding trading day).

However, if we have obtained stockholder approval to elect net share settlement of the notes and we irrevocably elect such settlement method at any time on or prior to the 45th scheduled trading day preceding the maturity date of the notes, with respect to all conversions occurring after the date of our election, we will deliver cash and shares of our common stock, if any, as follows. We will pay, with respect to each VWAP trading day in the related 40 VWAP trading day observation period, an amount in cash equal to the “principal portion” (defined as the lesser of (i) $25.00 and (ii) the daily conversion value of the notes converted) on the third VWAP trading day following the last VWAP trading day of such observation period, all calculated as described under “Description of the Notes — Conversion Rights — Payment upon Conversion.” If the daily conversion value (as defined below) exceeds $25.00 on any VWAP trading day during the relevant 40 VWAP trading day observation period, in addition to paying the principal portion of the converted notes for such VWAP trading day, we will also deliver shares of our common stock in an amount equal to the excess of the daily conversion value over the principal portion of the converted notes for such VWAP trading day, all calculated as described under “Description of the Notes — Conversion Rights — Payment upon Conversion.” We will also deliver cash in lieu of any fractional shares of our common stock based on the daily VWAP of our common stock on the last VWAP trading day of the related observation period.

At any time prior to our election to net share settle the notes, we may irrevocably renounce this right to elect net share settlement of the notes.

Sinking Fund	None.

Optional Redemption by the Company	The notes may not be redeemed by us prior to the maturity date.

Fundamental Change Repurchase Right of Holders	Subject to certain exceptions, if we undergo a “fundamental change” note holders will have the option to require us to repurchase all or any portion of their notes. The fundamental change repurchase price will be 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to but excluding the fundamental change repurchase date. We will pay cash for all notes so repurchased.

Events of Default	Except as noted below, if an event of default on the notes occurs, the principal amount of the notes, plus accrued and unpaid interest thereon, if any, may be declared immediately due and payable, subject to certain conditions set forth in the indenture. If the event of default relates to our failure to comply with the reporting obligations in the indenture, at our option, the sole remedy for the first 90 days following such event of default consists exclusively of the right to receive an extension fee on the notes in an amount equal to 0.25% of the principal amount of the notes. The notes will automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us.

Nasdaq Global Market Symbol for Our Common Stock	Our common stock is listed on the Nasdaq Global Market under the symbol “ASPM.”

Use of Proceeds	We will not receive any proceeds from the sale by any selling security holder of the notes or our common stock issuable upon conversion of the notes.
Risk Factors
See “Risk Factors” beginning on page 9 of this prospectus for a discussion of certain factors that investors should carefully consider before investing in the notes or our common stock.

RISK FACTORS
     Investing in our notes and our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before investing. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of these risks occur, our business and operating results could be harmed and the value of your investment could be significantly adversely affected. Some risks that could cause our results to vary are discussed below.
Risks Related to an Investment in the Notes and Our Common Stock
Our increased indebtedness as a result of this offering may harm our financial condition and results of operations.
     Our total consolidated long-term debt as of June 30, 2007 was $125 million, representing approximately 64% of our total capitalization. In addition, the indenture for the notes does not restrict our ability to incur additional indebtedness.
     Our level of indebtedness could have important consequences to investors, because:
•	it could adversely affect our ability to satisfy our obligations under the notes;

•	a substantial portion of our cash flows from operations will have to be dedicated to interest payments, principal payments and, if we irrevocably elect to net share settle the notes, conversion payments and may not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

•	it may impair our ability to obtain additional financing in the future;

•	it may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

•	it may make us more vulnerable to downturns in our business, our industry or the economy in general.
     Our operations may not generate sufficient cash to enable us to service our debt. If we fail to make a payment on the notes, we could be in default on the notes, and this default could cause us to be in default on our other indebtedness outstanding at that time. Conversely, a default on our other outstanding indebtedness may cause a default under the notes.
We may not have the cash necessary to pay interest on the notes, to settle conversions of the notes (if we have obtained stockholder approval to elect net share settlement of the notes, and we irrevocably elect such settlement method) or to repurchase the notes upon a fundamental change.
     The notes bear interest semi-annually at a rate of 2.50% per annum. In addition, we may in certain circumstances be obligated to pay additional interest. If at any time on or prior to the 45th scheduled trading day preceding the maturity date of the notes we have obtained stockholder approval to irrevocably elect net share settlement of the notes, and we elect such settlement method, upon conversion of the notes, we will be required to pay cash and common stock, if any, based on a daily conversion value (as described under “Description of the Notes — Conversion Rights — Payment upon Conversion”) calculated on a proportionate basis for each day of the relevant 40 VWAP trading day observation period. Holders of notes also have the right to require us to repurchase all or a portion of their notes for cash upon the occurrence of a fundamental change. Any of our future debt agreements or securities may contain similar provisions. We may not have sufficient funds to pay interest, pay any such cash amounts to the note holders upon conversion or make the required repurchase of the notes at the applicable time and, in such circumstances, may not be able to arrange the necessary financing on favorable terms, if at all. In addition, our ability to pay interest, pay cash to the note holders upon conversion or make the required repurchase, as the case may be, may be limited by law or the terms of other debt agreements or securities. Our failure to pay such cash amounts to holders of notes or make the required repurchase, as the case may be, however, would constitute an event of default under the indenture governing the notes which, in turn, could constitute an event of default under other debt agreements or securities, thereby resulting in their acceleration and required prepayment and further restrict our ability to make such payments and repurchases. See “Description of the Notes — Interest”, “Description of the Notes — Conversion Rights — Payment upon Conversion” and “Description of the Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes.”
There is currently no public market for the notes, and an active trading market for the notes may not develop or, if it develops, may not be maintained.
     We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Although the initial purchaser has informed us that it intends to make a market in the notes, it is not obligated to do so, and may discontinue market-making at any time without notice. Accordingly, an active trading market may not develop for the notes and, even if one develops, such market may not be maintained. If an active trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes are likely to be adversely affected and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase price.
     The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of our common stock, prevailing interest rates, our financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control and others of which would not affect debt that is not convertible into capital stock. Historically, the market for convertible debt has been volatile. Market volatility could materially and adversely affect the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.
     The notes have a number of features that may adversely affect their value and trading price, including conversion conditions and the lack of financial covenants. Furthermore, even if the conversion conditions are met, since the value of the shares of common stock into which the notes are convertible (or, if we have obtained stockholder approval to irrevocably elect net share settlement of the notes, and we elect such settlement method, the conversion value of the notes) is dependent on the price of our common stock, volatile or depressed market prices for our common stock are likely to have a similar effect on the trading prices of the notes. We cannot assure investors that the price of our common stock in the future will not have an adverse effect on the trading prices of the notes.
Our stock price could continue to be volatile and therefore, it may be difficult for you to resell the shares of common stock issuable upon conversion of your notes at prices you find attractive.
     Our stock price, like the market price of the stock of other medical device companies, has been volatile. For example, during the year ended December 31, 2006, the market price for our common stock fluctuated between $14.10 and $36.47 per share. The following factors, among others, could have a significant impact on the market for our common stock:
•	the timing and volume of customer orders for our BIS system;

•	market acceptance of our BIS VISTA monitor;

•	use of and demand for our BIS Sensors;

•	transition of sales focus from BIS monitors to original equipment manufacturer products;

•	customer cancellations;

•	introduction of competitive products;

•	regulatory approvals;

•	changes in management;

•	turnover in our direct sales force;

•	effectiveness of new marketing and sales programs;

•	communications published by industry organizations or other professional entities in the anesthesia community that are unfavorable to our business;

•	reductions in orders by our distributors and original equipment manufacturers;

•	the timing and amount of our expenses; and

•	sales of shares of our common stock by Boston Scientific Corporation.
     Many of the factors listed above are beyond our control. These factors may cause the market price of our common stock to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure converting holders that the market price of our common stock will not fall in the future. Therefore, holders who receive our common stock upon the conversion of their notes will be subject to the risk of volatile and depressed market prices of our common stock and it may be difficult for such holders to resell those shares of common stock at prices they find attractive.
The conditional conversion feature of the notes may prevent the conversion of the notes prior to March 15, 2014.
     The notes are convertible prior to the close of business on the scheduled trading day prior to the maturity date at any time on or after March 15, 2014. Prior to March 15, 2014, the notes are convertible only under the following conditions: (1) during the five business-day period after any five consecutive trading day period, which we refer to as the measurement period, in which the price per $1,000 principal amount of notes for each trading day of that measurement period was less than 97% of the product of the last reported sale price of our common stock and the conversion rate on each such day; (2) during any calendar quarter (and only during such quarter) after the calendar quarter ending September 30, 2007, if the last reported sale price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 120% of the applicable conversion price in effect on the last trading day of the immediately preceding calendar quarter; or (3) upon the occurrence of specified corporate events. See “Description of the Notes — Conversion Rights.” If these conditions to conversion are not met, holders of the notes will not be able to convert their notes prior to March 15, 2014 and, therefore, may not be able to receive the value of the consideration into which the notes would otherwise be convertible. In addition, for these and other reasons, the trading price of the notes could be substantially less than the value of the shares of common stock into which the notes are convertible (or, if we have obtained stockholder approval to irrevocably elect net share settlement of the notes and we elect such settlement method, the conversion value of the notes).

We have made only limited covenants in the indenture for the notes, and these limited covenants may not protect an investor’s investment.
     The indenture governing the notes does not:
•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our subsidiaries’ ability to incur indebtedness which would effectively rank senior to the notes;

•	limit our ability to incur secured indebtedness which would rank senior to the notes to the extent of the asset securing the indebtedness;

•	limit our ability to incur indebtedness that is equal in right of payment to the notes;

•	restrict our subsidiaries’ ability to issue securities that would be senior to the common stock of our subsidiaries held by us;

•	restrict our ability to repurchase our securities;

•	restrict our ability to pledge our assets or those of our subsidiaries; or

•	restrict our ability to make investments or to pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.
     Furthermore, the indenture governing the notes contains only limited protections in the event of a change in control and similar transactions. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the notes and our common stock but may not constitute a fundamental change that permits holders to require us to repurchase their notes. For these reasons, investors should not consider the covenants in the indenture or the repurchase features of the notes as a significant factor in evaluating whether to invest in the notes.
The additional shares by which the conversion rate will be increased for notes converted in connection with certain make-whole fundamental change transactions may not adequately compensate holders for the lost option time value of their notes as a result of any such make-whole fundamental change.
     If certain transactions that constitute a make-whole fundamental change occur, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock. This increased conversion rate will apply only to holders who convert their notes in connection with any such transaction. The number of additional shares of our common stock will be determined based on the date on which the transaction becomes effective and the price paid per share of our common stock in such transaction, as described under “Description of the Notes — Conversion Rights — Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change.” While the number of additional shares of common stock is designed to compensate holders for the lost option time value of the notes as a result of such transaction, the amount of such additional shares is only an approximation of such lost value and may not adequately compensate holders for such loss. In addition, notwithstanding the foregoing, if the price paid per share of our common stock in the transaction is less than $15.57 per share or in excess of $50.00 per share, the conversion rate will not be increased. In no event will the conversion rate exceed 64.2260 per $1,000 principal amount of notes, subject to adjustment under certain circumstances, regardless of when the transaction becomes effective or the price paid per share of our common stock in the transaction.
     Furthermore, a holder will not receive the additional consideration payable as a result of the increase in the conversion rate until the effective date of such make-whole fundamental change, or even later, which could be a significant period of time after the date the holder has tendered its notes for conversion. Our obligation to increase the conversion rate as described above also could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies.

The conversion rate of the notes may not be adjusted for all dilutive events.
     The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, certain dividends on our common stock, the issuance of certain rights, options or warrants to holders of our common stock, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of our common stock, certain tender or exchange offers and certain repurchases of our common stock, as described under “Description of the Notes — Conversion Rights — Conversion Rate Adjustments.” The conversion rate will not be adjusted for other events, such as an issuance of our common stock for cash, that may adversely affect the trading price of the notes and our common stock. If we engage in any of these types of transactions for which there is no adjustment to the conversion rate, the value of the common stock into which the notes may be convertible may be diluted. There can be no assurance that an event will not occur that is adverse to the interests of the holders of the notes and their value, but does not result in an adjustment to the conversion rate.
Holders of the notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to them.
     Holders of the notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but holders of the notes will be subject to all changes affecting our common stock. Holders of the notes will be entitled to the rights afforded our common stock only if and when our common stock is delivered to them upon the conversion of their notes. For example, if an amendment is proposed to our restated certificate of incorporation or amended and restated bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to a holder’s receipt of our common stock upon the conversion of their notes, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock. In addition, because of the contingent conversion, holders may not be able to convert their notes until March 15, 2014.
The definition of a fundamental change requiring us to repurchase the notes is limited and, therefore, the market price of the notes may decline if we enter into a transaction that is not a fundamental change under the indenture.
     The term “fundamental change” requiring us to repurchase the notes at a holder’s option is limited to specified corporate transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.
The net share settlement feature of the notes, if available, may have adverse consequences.
     If we have obtained stockholder approval to elect net share settlement of the notes, and we irrevocably elect such settlement method, the net share settlement feature of the notes, as described under “Description of the Notes — Conversion Rights — Irrevocable Election of Net Share Settlement Following Stockholder Approval” and “Description of the Notes — Conversion Rights — Payment upon Conversion,” may:
•	result in holders receiving no shares of our common stock upon conversion or fewer shares of our common stock relative to the conversion value of the notes;

•	reduce our liquidity because we will be required to pay the principal portion in cash;

•	delay holders’ receipt of the proceeds upon conversion; and

•	subject holders to market risk before receiving any shares upon conversion.
     If we have obtained stockholder approval to irrevocably elect net share settlement of the notes, we elect such settlement method and the notes are convertible, upon conversion, holders will receive cash and, if applicable, shares of our common stock based on the sum of the “daily settlement amounts” described in this prospectus for the 40 VWAP trading days that begin on, and include, the third VWAP trading day after the day the notes are tendered for conversion, subject to certain exceptions in connection with conversions during a period immediately preceding the maturity date of the relevant notes as described in this prospectus. We refer to this 40 VWAP trading day period as the “observation period.”
     Under net share settlement, if available, we will generally deliver the cash and, if applicable, shares of common stock issuable upon conversion on the third VWAP trading day immediately following the last day of the related observation period. In addition, because the consideration due upon conversion is based in part on the trading prices of our common stock during the observation period, any decrease in the price of our common stock after a holder tenders their notes for conversion may significantly decrease the value of the consideration such holder receives. Furthermore, because under net share settlement we must settle at least a portion of our conversion obligation in cash, the conversion of notes may significantly reduce our liquidity.
Future sales of our common stock in the public market or the issuance of securities senior to our common stock could adversely affect the trading price of our common stock and the value of the notes and our ability to raise funds in new securities offerings.
     Future sales of our common stock, the perception that such sales could occur or the availability for future sale of shares of our common stock or securities convertible into or exercisable for our common stock could adversely affect the market prices of our common stock and the value of the notes prevailing from time to time and could impair our ability to raise capital through future offerings of equity or equity-related securities. In addition, we may issue common stock or equity securities senior to our common stock in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt to equity, to satisfy our obligations upon the exercise of options or for other reasons.
     As of August 28, 2007, we had outstanding options to purchase 4,370,065 shares of our common stock at a weighted average exercise price of $17.21 per share (1,204,712 of which have not yet vested) issued to employees, directors and consultants pursuant to our 1991 Amended and Restated Stock Option Plan, 1998 Stock Incentive Plan, the Amended and Restated 1998 Director Equity Incentive Plan and 2001 Stock Incentive Plan, as amended. In order to attract and retain key personnel, we may issue additional securities, including stock options, restricted stock grants and shares of common stock, in connection with our employee benefit plans, or may lower the price of existing stock options. No prediction can be made as to the effect, if any, that the sale, or the availability for sale, of substantial amounts of common stock by our existing stockholders pursuant to an effective registration statement or under Rule 144, through the exercise of registration rights or the issuance of shares of common stock upon the exercise of stock options, or the perception that such sales or issuances could occur, could adversely affect the prevailing market prices for our common stock and the value of the notes.
Conversion of the notes will dilute the ownership interest of existing stockholders, including holders who had previously converted their notes.
     To the extent we issue any shares of our common stock upon conversion of the notes, the conversion of some or all of the notes will dilute the ownership interests of existing stockholders, including holders who have received shares of our common stock upon prior conversion of the notes. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price or our common stock.
Provisions in the indenture for the notes may deter or prevent a business combination that may be favorable to note holders.
     If a fundamental change occurs prior to the maturity date of the notes, holders of the notes will have the right, at their option, to require us to repurchase all or a portion of their notes. In addition, if a make-whole fundamental change occurs prior to the maturity date of the notes, we will in some cases increase the conversion rate for a holder that elects to convert its notes in connection with such make-whole fundamental change. In addition, the indenture governing the notes prohibits us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the notes. These and other provisions could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to investors.
The notes may not be rated or may receive a lower rating than anticipated.
     We do not intend to seek a rating on the notes. However, if one or more rating agencies rates the notes and assigns the notes a rating lower than the rating expected by investors, or reduces or indicates that they may reduce their rating in the future, the market price of the notes and our common stock could be harmed.
The effective subordination of the notes to our secured indebtedness to the extent of the collateral securing such indebtedness may limit our ability to satisfy our obligations under the notes.
     The notes will be our senior unsecured obligations and rank equally with any of our existing or future senior debt and senior to any of our future subordinated debt. However, the notes will be effectively subordinated to our secured indebtedness to the extent of the value of the collateral securing such indebtedness. As of August 29, 2007, we did not have any secured indebtedness outstanding. The provisions of the indenture governing the notes do not prohibit us from incurring secured indebtedness in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness may be entitled to proceed directly against the collateral that secures such secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full.
The structural subordination of the notes to our secured liabilities and all liabilities and preferred equity of our subsidiaries may limit our ability to satisfy our obligations under the notes.
     The notes will be effectively subordinated to all unsecured and secured liabilities and preferred equity of our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we, as a common equity owner of such subsidiary, and, therefore, holders of our debt, including holders of the notes, will be subject to the prior claims of such subsidiary’s creditors, including trade and other payables, but excluding intercompany indebtedness. As of July 28, 2007, our subsidiaries had an accounts payable and accrued liabilities balance of approximately $1.1 million. The provisions of the indenture governing the notes do not prohibit our subsidiaries from incurring additional liabilities or issuing preferred equity in the future.
We may incur indebtedness ranking equal to the notes.
     If we incur debt that ranks equally with the notes, including trade payables, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you, if any.
U.S. Federal Tax Risks Related to the Notes
You may have to pay taxes with respect to distributions deemed to occur upon certain adjustments to the conversion rate even though holders do not receive cash.
     The conversion rate of the notes is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other actions by us that modify our capital structure. Please read “Description of the Notes — Conversion of Notes — Conversion Rate Adjustments.” If, for example, the conversion rate is adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, certain holders may be required to include an amount in income for U.S. federal tax purposes, notwithstanding the fact that such holders do not receive such distribution. In addition, non-U.S. holders of the notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax. If we pay withholding taxes on behalf of a non-U.S. holder, we may set off such payments against payments of cash and common stock on the notes. See “Certain United States Federal Tax Considerations.”

If we make the net share settlement election, conversion of notes into cash or a combination of both cash and our common stock will require U.S. holders to recognize taxable gains.
     If we make the net share settlement election, upon the conversion of a note into cash or a combination of both cash and our common stock, a U.S. holder generally will be required to recognize gain (at least in part) for U.S. federal tax purposes on the conversion. Investors should carefully review the information regarding tax considerations relevant to an investment in the notes set forth under “Certain United States Federal Tax Considerations” and investors are also encouraged to consult their own tax advisors prior to investing in the notes.
Risks Relating to the Company
We will not continue to be profitable if hospitals and anesthesia providers do not buy and use our BIS system and purchase our BIS Sensors in sufficient quantities.
     We were profitable for the years ended December 31, 2006 and 2005. However, we will not continue to be profitable if hospitals and anesthesia providers do not buy and use our BIS system in sufficient quantities. Our customers may determine that the cost of the BIS system exceeds cost savings in drugs, personnel and post-anesthesia care recovery that may result from use of the BIS system. Also, if third party reimbursement is based on charges or costs, patient monitoring with the BIS system may have the effect of reducing reimbursement because the charges or costs for surgical procedures may decline as a result of monitoring with the BIS system. In addition, hospitals and anesthesia providers may not accept the BIS system as an accurate means of assessing a patient’s level of consciousness during surgery or in the intensive care unit. If extensive or frequent malfunctions occur, healthcare providers may also conclude that the BIS system is unreliable. If hospitals and anesthesia providers do not accept the BIS system as cost-effective, accurate and reliable, they will not buy and use the BIS system in sufficient quantities to enable us to continue to be profitable.
     The success of our business also depends in a large part on continued use of the BIS system by our customers and, accordingly, sales by us of BIS Sensors. We expect that over time, sales of BIS Sensors will increase as a percentage of our revenue as compared to sales of Equipment as we build our installed base of monitors and modules. If use of our BIS system, and accordingly, sales of our BIS Sensors, do not increase, our ability to grow our revenue and maintain profitability could be adversely affected.
We depend on our BIS system for substantially all of our revenue, and if the BIS system does not gain widespread market acceptance, then our revenue will not grow.
     We began selling our current BIS system in early 1998 and introduced commercially the latest version, the BIS XP system, at the end of the third fiscal quarter of 2001. We also offer BIS monitoring systems, including the BISx system, for integration into equipment sold by original equipment manufacturers. To date, we have not achieved widespread market acceptance of the BIS system for use in the operating room or in the intensive care unit from healthcare providers or professional anesthesia organizations. Because we depend on our BIS system for substantially all of our revenue and we have no other significant products, if we fail to achieve widespread market acceptance for the BIS system, we will not be able to sustain or grow our product revenue.
Various factors may adversely affect our quarterly operating results through the third fiscal quarter of 2007.
     Various factors may adversely affect our quarterly operating results through the third fiscal quarter of 2007. Among these factors are the following: first, we continue to shift the focus of our placements from BIS monitors to original equipment manufacturer products which may lead to a reduction in Equipment revenue and gross margin on Equipment. Second, although the Japanese Ministry of Health, Labor and Welfare, or the Japanese Ministry, has approved the sale of the BIS XP system through our distributor, Nihon Kohden, the potential benefits of this approval may not be recognized for some time, or at all. Third, on October 7, 2004, the Joint Commission on Accreditation of Healthcare Organizations, or JCAHO, issued a Sentinel Event Alert, or Alert, aimed at preventing and managing the impact of anesthesia awareness. The Alert identifies the incidence of awareness, describes common underlying causes and suggests steps for healthcare professionals and institutions to take in order to manage and prevent future occurrences and recommends healthcare organizations develop and implement policies to address anesthesia awareness. Additionally, on October 25, 2005, the American Society of Anesthesiologists House of Delegates approved a Practice Advisory on Intraoperative Awareness and Brain Monitoring, or Practice Advisory, including our BIS technology. The Practice Advisory recommends that the decision to use brain monitoring technology be made by individual practitioners on a case-by-case basis. Finally, in April 2006, the American Association of Nurse Anesthetists, or AANA, published a position statement regarding unintended awareness under general anesthesia. While we believe that the Alert, the Practice Advisory and the AANA position statement are favorable to our business, industry organizations and others in the anesthesia community may not agree with the position taken in the Alert, or in the Practice Advisory or the AANA position statement and, accordingly, potential benefits to our business that could have resulted from the Alert, the Practice Advisory and the AANA position statement may not be significant or realized at all.
Fluctuations in our quarterly operating results could cause our stock price to decrease.
     Our operating results have fluctuated significantly from quarter to quarter in the past and are likely to vary in the future. These fluctuations are due to several factors relating to the sale of our products, including:
•	the timing and volume of customer orders for our BIS system,

•	market acceptance of our BIS VISTA monitor,

•	use of and demand for our BIS Sensors,

•	transition of sales focus from BIS monitors to original equipment manufacturer products,

•	customer cancellations,

•	introduction of competitive products,

•	regulatory approvals,

•	changes in management,

•	turnover in our direct sales force,

•	effectiveness of new marketing and sales programs,

•	communications published by industry organizations or other professional entities in the anesthesia community that are unfavorable to our business,

•	sales of convertible debt instruments and repurchases of shares of our common stock,

•	the amount of our outstanding indebtedness and interest payments under debt obligations,

•	reductions in orders by our distributors and original equipment manufacturers, and

•	the timing and amount of our expenses.
     Because of these factors, it is likely that in some future quarter or quarters our operating results could fall below the expectations of securities analysts or investors. If our quarterly operating results are below expectations in the future, the market price of our common stock would likely decrease. In addition, because we do not have a substantial backlog of customer orders for our BIS system or our BIS Sensors, revenue in any quarter depends on orders received in that quarter. Our quarterly results may also be adversely affected because some customers may have inadequate financial resources to purchase our products or may fail to pay for our products after receiving them. In particular, hospitals continue to experience financial constraints, consolidations and reorganizations as a result of cost containment measures and declining third-party reimbursement for services, which may result in decreased product orders or an increase in bad debt allowances in any quarter.
If the estimates we make, and the assumptions on which we rely, in preparing our financial statements prove inaccurate, our actual results may vary from those reflected in our financial statements.
     Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of our assets, liabilities, revenues and expenses, the amounts of charges accrued by us and related disclosure of contingent assets and liabilities. This includes estimates and judgments regarding revenue recognition, warranty reserves, inventory valuations, valuation allowances for deferred tax assets, allowances for doubtful accounts and share-based compensation expense. We base our estimates and judgments on historical experience and on various other assumptions that we believe to be reasonable under the circumstances at the time such estimates and judgments were made. There can be no assurance, however, that our estimates and judgments, or the assumptions underlying them, will be correct.
We may need additional financing for our future capital needs and may not be able to raise additional funds on terms acceptable to us, or at all.
     We believe that the financial resources available to us, including our current working capital and available revolving line of credit, will be sufficient to finance our planned operations and capital expenditures through at least the next 12 months. If we are unable to increase our revenue and continue to maintain positive cash flow, we will need to raise additional funds. We may also need additional financing if:
•	the research and development costs of our products or technology currently under development, including costs to fund our neuroscience program following termination in June 2007 of our alliance with Boston Scientific Corporation, increase beyond current estimates,

•	we decide to expand faster than currently planned,

•	we develop new or enhanced services or products ahead of schedule,

•	we decide to undertake new sales and/or marketing initiatives,

•	we are required to defend or enforce our intellectual property rights, or respond to other legal challenges with respect to our products, including product liability claims,

•	sales of our products do not meet our expectations domestically or internationally,

•	we are required or elect to pay the principal under our 2.5% convertible senior notes due 2014 in cash prior to maturity,

•	we need to respond to competitive pressures, or

•	we decide to acquire complementary products, businesses or technologies.
     We can provide no assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future operations which would significantly limit our ability to implement our business plan or result in a default under our 2.5% convertible senior notes due 2014. In addition, we may have to issue equity securities that may have rights, preferences and privileges senior to our common stock or issue debt securities that may contain limitations or restrictions on our ability to engage in certain transactions in the future.

Cases of awareness with recall during monitoring with the BIS system could limit market acceptance of the BIS system and could expose us to product liability claims.
     Clinicians have reported to us cases of possible awareness with recall during surgical procedures monitored with the BIS system. In most of the cases that were reported to us, when BIS index values were recorded at the time of awareness, high BIS index values were noted, indicating that the BIS index correctly identified the increased risk of awareness with recall in these patients. However, in a small number of these reported cases, awareness with recall may not have been detected by monitoring with the BIS system. We have not systematically solicited reports of awareness with recall. It is possible that additional cases of awareness with recall during surgical procedures monitored with the BIS system have not been reported to us. Anesthesia providers and hospitals may elect not to purchase and use the BIS system if there is adverse publicity resulting from the report of cases of awareness with recall that were not detected during procedures monitored with the BIS system. If anesthesia providers and hospitals do not purchase and use the BIS system, then we may not sustain or grow our product revenue. Although our multi-center, multinational clinical studies have demonstrated that the use of BIS monitoring to help guide anesthetic administration may be associated with the reduction of the incidence of awareness with recall in adults using general anesthesia and sedation, we may be subject to product liability claims for cases of awareness with recall during surgical procedures monitored with the BIS system. Any of these claims could require us to spend significant time and money in litigation or to pay significant damages. Moreover, if the patient safety benefits of BIS monitoring are not persuasive enough to lead to wider adoption of our BIS technology or if any additional clinical research we undertake fails to support evidence of a link between the use of BIS monitoring and the incidence of awareness, our business could be adversely affected.
We may not be able to compete with new products or alternative techniques developed by others, which could impair our ability to remain competitive and achieve future growth.
     The medical device industry in which we market our products is characterized by rapid product development and technological advances. Our competitors have received clearance by the United States Food and Drug Administration, or FDA, for, and have introduced commercially, anesthesia monitoring products. If we do not compete effectively with these monitoring products, our revenue will be adversely affected. Our current and planned products are at risk of obsolescence from:
•	other new monitoring products, based on new or improved technologies,

•	new products or technologies used on patients or in the operating room during surgery in lieu of monitoring devices,

•	electrical or mechanical interference from new or existing products or technologies,

•	alternative techniques for evaluating the effects of anesthesia,

•	significant changes in the methods of delivering anesthesia, and

•	the development of new anesthetic agents.
     We may not be able to improve our products or develop new products or technologies quickly enough to maintain a competitive position in our markets and continue to grow our business.
If we do not maintain our relationships with the anesthesia community, our growth will be limited and our business could be harmed. If anesthesiologists and other healthcare providers do not recommend and endorse our products, our sales may decline or we may be unable to increase our sales and profits.
     Physicians typically influence the medical device purchasing decisions of the hospitals and other healthcare institutions in which they practice. Consequently, our relationships with anesthesiologists are critical to our growth. We believe that these relationships are based on the quality of our products, our long-standing commitment to the consciousness monitoring market, our marketing efforts and our presence at medical society and trade association meetings. Any actual or perceived diminution in our reputation or the quality of our products, or our failure or inability to maintain our commitment to the consciousness monitoring market and our other marketing and product promotion efforts could damage our current relationships, or prevent us from forming new relationships, with anesthesiologists and other anesthesia professionals and cause our growth to be limited or decline and our business to be harmed.
     In order for us to sell our products, anesthesia professionals must recommend and endorse them. We may not obtain the necessary recommendations or endorsements from this community. Acceptance of our products depends on educating the medical community as to the distinctive characteristics, perceived benefits, safety, clinical efficacy and cost-effectiveness of our products compared to traditional methods of consciousness monitoring and the products of our competitors, and on training healthcare professionals in the proper application of our products. If we are not successful in obtaining and maintaining the recommendations or endorsements of anesthesiologists and other healthcare professionals for our products, our sales may decline or we may be unable to increase our sales and profits.
Negative publicity or unfavorable media coverage could damage our reputation and harm our operations.
     Certain companies that manufacture medical devices have received significant negative publicity in the past when their products did not perform as the medical community or patients expected. This publicity, and the perception such products may not have functioned properly, may result in increased litigation, including large jury awards, legislative activity, increased regulation and governmental review of company and industry practices. If we were to receive such negative publicity or unfavorable media attention, whether warranted or unwarranted, our reputation would suffer, our ability to market our products would be adversely affected, we may be required to change our products and become subject to increased regulatory burdens and we may be required to pay large judgments or fines. Any combination of these factors could further increase our cost of doing business and adversely affect our financial position, results of operations and cash flows.
If we do not successfully develop or acquire and introduce enhanced or new products we could lose revenue opportunities and customers.
     Our success in developing or acquiring and commercializing new products and enhancements of current products is affected by our ability to:
•	identify and respond, in a timely manner, to new market trends or opportunities;

•	assess customer needs;

•	successfully develop or acquire competitive products;

•	complete regulatory clearance in a timely manner;

•	successfully develop cost effective manufacturing processes;

•	introduce such products to our customers in a timely manner; and

•	achieve market acceptance of the BIS system.
     If we are unable to continue to develop or acquire and market new products and technologies, we may experience a decrease in demand for our products, and a loss of market share and our business would suffer. As the market for our BIS system matures, we need to develop or acquire and introduce new products for anesthesia monitoring or other applications. Additionally, we have begun to research the use of BIS monitoring to diagnose, track and manage neurological diseases, including Alzheimer’s disease and depression. We face at least the following two risks with respect to our planned development of new products and our entrance into potential new markets:
•	we may not successfully adapt the BIS system to function properly for procedural sedation, when used with anesthetics we have not tested or with patient populations we have not studied, such as infants, and

•	our technology is complex, and we may not be able to develop it further for applications outside anesthesia monitoring, such as the diagnosis and tracking of neurological diseases.
     We are focused on the market for brain monitoring products. The projected demand for our products could materially differ from actual demand if our assumptions regarding this market and its trends and acceptance of our products by the medical community prove to be incorrect or do not materialize or if other products or technologies gain more widespread acceptance, which in each case would adversely affect our business prospects and profitability.
     If we do not successfully adapt the BIS system for new products and applications both within and outside the field of anesthesia monitoring, or if such products and applications are developed but not successfully commercialized, then we could lose revenue opportunities and customers.
If our clinical trials are delayed or unsuccessful, our business could be adversely affected.
     We are conducting several clinical studies, including studies in the areas of interoperative awareness in children, depression and Alzheimer’s disease, and the association between deep anesthesia and long-term patient outcomes. Clinical trials require sufficient patient enrollment, which is a function of many factors, including the size of the patient population, the nature of the protocol and the eligibility criteria for the clinical trial. Delays in patient enrollment can result in increased costs and longer development times.
     We cannot predict whether we will encounter problems with respect to any of our completed, ongoing or planned clinical trials that will cause us or regulatory authorities to delay or suspend our clinical trials or delay the analysis of data from our completed or ongoing clinical trials. In addition, we cannot assure you that we will be successful in reaching the endpoints in these trials, or if we do, that the FDA or other regulatory agencies will accept the results.
     Any of the following could delay the completion of our ongoing and planned clinical trials, or result in a failure of these trials to support our business:
•	delays or the inability to obtain required approvals from institutional review boards or other governing entities at clinical sites selected for participation in our clinical trials,

•	delays in enrolling patients and volunteers into clinical trials,

•	lower than anticipated retention rates of patients and volunteers in clinical trials,

•	negative results from clinical trials for any of our potential products, including those involving the management of depression and the early diagnosis and tracking of Alzheimer’s disease, and

•	failure of our clinical trials to demonstrate the efficacy or clinical utility of our potential products.
     If we determine that the costs associated with attaining regulatory approval of a product exceed the potential financial benefits or if the projected development timeline is inconsistent with our determination of when we need to get the product to market, we may choose to stop a clinical trial and/or development of a product.

If we do not develop and implement a successful sales and marketing strategy, we will not expand our business.
     In the past, we have experienced high turnover in our direct sales force. It is possible that high turnover may occur in the future. If new sales representatives do not acquire the technological skills to sell our products in a timely and successful manner or we experience high turnover in our direct sales force, we may not be able to sustain and grow our product revenue. In addition, in order to increase our sales, we need to continue to strengthen our relationships with our international distributors and continue to add international distributors. Also, we need to continue to strengthen our relationships with our original equipment manufacturers and other sales channels and increase sales through these channels. On an ongoing basis, we need to develop and introduce new sales and marketing programs and clinical education programs to promote the use of the BIS system by our customers. If we do not implement these new sales and marketing and education programs in a timely and successful manner, we may not be able to achieve the level of market awareness and sales required to expand our business. We have only limited sales and marketing experience both in the United States and internationally and may not be successful in developing and implementing our strategy. Among other things, we need to:
•	provide or assure that distributors and original equipment manufacturers provide the technical and educational support customers need to use the BIS system successfully,

•	promote frequent use of the BIS system so that sales of our disposable BIS Sensors increase,

•	establish and implement successful sales and marketing and education programs that encourage our customers to purchase our products or the products that are made by original equipment manufacturers incorporating our technology,

•	manage geographically dispersed operations, and

•	modify our products and marketing and sales programs for foreign markets.
We encourage our direct sales force, distributors and original equipment manufacturers to maximize the amount of our products they sell and they may engage in aggressive sales practices that may harm our reputation.
     We sell our products through a combination of a direct sales force, third party distributors and original equipment manufacturers. As a means to incentivize the sales force, distributors and original equipment manufacturers, the compensation we pay increases with the amount of our products they sell. For example, the compensation paid to the members of our direct sales force consists, in part, of commissions and, the greater the amount of sales, the higher the commission we pay. The participants in our sales channels may engage in sales practices that are aggressive or considered to be inappropriate by existing or potential customers. In addition, we do not exercise control over, and may not be able to provide sufficient oversight of, the sales practices and techniques used by third party distributors and original equipment manufacturers. Negative public opinion resulting from these sales practices can adversely affect our ability to keep and attract customers and could expose us to litigation.
Our third-party distribution and original equipment manufacturer relationships could negatively affect our profitability, cause sales of our products to decline and be difficult to terminate if we are dissatisfied.
     Sales through distributors could be less profitable than direct sales. Sales of our products through multiple channels could also confuse customers and cause the sale of our products to decline. We do not control our original equipment manufacturers and distribution partners. Our partners could sell competing products, may not incorporate our technology into their products in a timely manner and may devote insufficient sales efforts to our products. In addition, our partners are generally not required to purchase minimum quantities. As a result, even if we are dissatisfied with the performance of our partners, we may be unable to terminate our agreements with these partners or enter into alternative arrangements.

We may not be able to generate enough additional revenue from our international expansion to offset the costs associated with establishing and maintaining foreign operations.
     A component of our growth strategy is to expand our presence in international markets. We conduct international business primarily in Europe and Japan, and we are attempting to increase the number of countries in which we do business. It is costly to establish international facilities and operations and to promote the BIS system in international markets. We have encountered barriers to the sale of our BIS system outside the United States, including less acceptance by anesthesia providers for use of disposable products, such as BIS Sensors, delays in regulatory approvals outside of the United States, particularly in Japan, and difficulties selling through indirect sales channels. In addition, we have little experience in marketing and distributing products in international markets. Revenue from international activities may not offset the expense of establishing and maintaining these international operations.
We may not be able to meet the unique operational, legal and financial challenges that we will encounter in our international operations, which may limit the growth of our business.
     We are increasingly subject to a number of challenges which specifically relate to our international business activities. These challenges include:
•	failure of local laws to provide adequate protection against infringement of our intellectual property,

•	protectionist laws and business practices that favor local competitors, which could slow our growth in international markets,

•	difficulties in terminating or modifying distributor arrangements because of restrictions in markets outside the United States,

•	less acceptance by foreign anesthesia providers of the use of disposable products, such as BIS Sensors,

•	delays in regulatory approval of our products,

•	currency conversion issues arising from sales denominated in currencies other than the United States dollar,

•	foreign currency exchange rate fluctuations,

•	longer sales cycles to sell products like the BIS system to hospitals and outpatient surgical centers, which could slow our revenue growth from international sales, and

•	longer accounts receivable payment cycles and difficulties in collecting accounts receivable.
     If we are unable to meet and overcome these challenges, our international operations may not be successful, which would limit the growth of our business and could adversely impact our results of operations.
We may experience customer dissatisfaction and our reputation could suffer if we fail to manufacture enough products to meet our customers’ demands.
     We rely on third-party manufacturers to assemble and manufacture the components of our BIS monitors, original equipment manufacturer products and a portion of our BIS Sensors. We manufacture substantially all BIS Sensors in our own manufacturing facility. We have only one manufacturing facility. If we fail to produce enough products at our own manufacturing facility or at a third-party manufacturing facility for any reason, including damage or destruction of the facility, or experience a termination or modification of any manufacturing arrangement with a third party, we may be unable to deliver products to our customers on a timely basis. Even if we are able to identify alternative facilities to manufacture our products, if necessary, we may experience disruption in the supply of our products until such facilities are available. Although we believe we possess adequate insurance for damage to our property and the disruption of our business from casualties, such insurance may not be sufficient to cover all of our potential losses and may not be available to us on acceptable terms or at all. Additionally, failure to deliver products on a timely basis could lead to customer dissatisfaction and damage our reputation.
Our reliance on sole-source suppliers could adversely affect our ability to meet our customers’ demands for our products in a timely manner or within budget.
     Some of the components that are necessary for the assembly of our BIS system, including some of the components used in our BIS Sensors, are currently provided to us by sole-source suppliers or a limited group of suppliers. We purchase components through purchase orders, and in select cases, long-term supply agreements, and generally do not maintain large volumes of inventory. We have experienced shortages and delays in obtaining some of the components of our BIS systems in the past, and we may experience similar shortages or delays in the future. The disruption or termination of the supply of components could cause a significant increase in the costs of these components, which could affect our profitability. A disruption or termination in the supply of components could also result in our inability to meet demand for our products, which could lead to customer dissatisfaction and damage our reputation. If a supplier is no longer willing or able to manufacture components that we purchase and integrate into the BIS system, we may attempt to design replacement components ourselves that would be compatible with our existing technology. In doing so, we would incur additional research and development expenses, and there can be no assurance that we would be successful in designing or manufacturing any replacement components. Furthermore, if we are required to change the manufacturer of a key component of the BIS system, we may be required to verify that the new manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations and guidelines. The delays associated with the verification of a new manufacturer could delay our ability to manufacture BIS system products in a timely manner or within budget.
We may be required to bring litigation to enforce our intellectual property rights, which may result in substantial expense and may divert our attention from the implementation of our business strategy.
     We believe that the success of our business depends, in part, on obtaining patent protection for our products, defending our patents once obtained and preserving our trade secrets. We rely on a combination of contractual provisions, confidentiality procedures and patent, trademark and trade secret laws to protect the proprietary aspects of our technology. These legal measures afford only limited protection, and competitors may gain access to our intellectual property and proprietary information. Any patents we have obtained or will obtain in the future might also be invalidated or circumvented by third parties. Our pending patent applications may not issue as patents or, if issued, may not provide commercially meaningful protection, as competitors may be able to design around our patents or produce alternative, non-infringing designs. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets and to determine the validity and scope of our proprietary rights. Any litigation could result in substantial expense and diversion of our attention from the business and may not be adequate to protect our intellectual property rights.
We may be sued by third parties which claim that our products infringe on their intellectual property rights, particularly because there is substantial uncertainty about the validity and breadth of medical device patents.
     We may be subject to litigation by third parties based on claims that our products infringe the intellectual property rights of others. This risk is exacerbated by the fact that the validity and breadth of claims covered in medical technology patents involve complex legal and factual questions for which important legal principles are unresolved. Any litigation or claims against us, whether or not valid, could result in substantial costs, could place a significant strain on our financial resources and could harm our reputation. In addition, intellectual property litigation or claims could force us to do one or more of the following:
•	cease selling, incorporating or using any of our products that incorporate the challenged intellectual property, which would adversely affect our revenue,

•	obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, if at all, and

•	redesign our products, which may be costly, time-consuming and may not be successful.
We could be exposed to significant product liability claims which could divert management attention and adversely affect our cash balances, our ability to obtain and maintain insurance coverage at satisfactory rates or in adequate amounts and our reputation.
     The manufacture and sale of our products expose us to product liability claims and product recalls, including those which may arise from misuse or malfunction of, or design flaws in, our products or use of our products with components or systems not manufactured or sold by us. There may be increased risk of misuse of our products if persons not skilled in consciousness monitoring attempt to use our BIS monitoring products. Product liability claims or product recalls, regardless of their ultimate outcome, could require us to spend significant time and money in litigation or to pay significant damages. We currently maintain product liability insurance; however, it may not cover the costs of any product liability claims made against us. Furthermore, we may not be able to obtain insurance in the future at satisfactory rates or in adequate amounts. In addition, publicity pertaining to the misuse or malfunction of, or design flaws in, our products could impair our ability to successfully market and sell our products and could lead to product recalls.
Several class action lawsuits have been filed against the underwriters of our initial public offering which may result in negative publicity and potential litigation against us that would be costly to defend and the outcome of which is uncertain and may harm our business.
     The underwriters of our initial public offering are named as defendants in several class action complaints which have been filed allegedly on behalf of certain persons who purchased shares of our common stock between January 28, 2000 and December 6, 2000. These complaints allege violations of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act. Primarily they allege that there was undisclosed compensation received by our underwriters in connection with our initial public offering. While we and our officers and directors have not been named as defendants in these suits, based on comparable lawsuits filed against other companies, there can be no assurance that we and our officers and directors will not be named in similar complaints in the future. In addition, the underwriters may assert that we are liable for some or all of any liability that they are found to have to the plaintiffs, pursuant to the indemnification provisions of the underwriting agreement we entered into as part of the initial public offering, or otherwise.
     We can provide no assurance as to the outcome of these complaints or any potential suit against us or our officers and directors. Any conclusion of these matters in a manner adverse to us could have a material adverse affect on our financial position and results of operations. In addition, the costs to us of defending any litigation or other proceeding, even if resolved in our favor, could be substantial. Such litigation could also substantially divert the attention of our management and our resources in general. Even if we are not named as defendants in these lawsuits, we may also be required to incur significant costs and our management may be distracted by being required to provide information, documents or testimony in connection with the actions against our underwriters. Uncertainties resulting from the initiation and continuation of any litigation or other proceedings and the negative publicity associated with this litigation could harm our ability to compete in the marketplace.
Aspect and Boston Scientific recently terminated the strategic alliance and other agreements and we may not have sufficient funding to finance our neuroscience programs.
     On June 11, 2007, we announced that we entered into a termination and repurchase agreement with Boston Scientific Corporation under which we jointly agreed to terminate the following agreements between the parties:
•	the original equipment manufacturer product development agreement dated as of August 7, 2002, pursuant to which we were seeking to develop certain products that Boston Scientific Corporation would then commercialize in the area of monitoring patients under sedation in a range of less invasive medical specialties, and pursuant to which we granted Boston Scientific Corporation an exclusive option to become the distributor for a period of time of certain of our products;

•	the product development and distribution agreement dated as of May 23, 2005, pursuant to which we were seeking to develop new applications of our brain-monitoring technology in the area of the diagnosis and treatment of neurological, psychiatric and pain disorders and Boston Scientific Corporation was appointed the exclusive distributor of such products. Under this agreement, which we refer to as the neuroscience alliance, Boston Scientific Corporation had agreed to provide $25.0 million of funding over a five year period. To date, we have received $10.0 million under this agreement; and

•	the letter agreement dated August 7, 2002, and the security agreement dated August 7, 2002, pursuant to which Boston Scientific Corporation agreed to make revolving interest-bearing loans to us from time to time at our request, such revolving loans being evidenced by a promissory note in the original principal amount of $5,000,000 dated August 7, 2007 made by us in favor of Boston Scientific Corporation.
     As a result of the termination of our alliance with Boston Scientific Corporation, we have regained the commercial rights to products subject to the alliance that we previously shared, but we have lost the support that Boston Scientific Corporation would have provided under the alliance to develop and market products for monitoring patients under sedation and for neuroscience applications. Specifically, we will lose funding and distribution support from Boston Scientific Corporation for these products. Consequently, we may need to find alternative sources of funds, which may not be available, and we may need to develop our own distribution capabilities or use a third-party distributor. There can be no guarantee that we will be able to develop these new products successfully on our own or that we will be able to reach any agreement with a third-party distributor on terms acceptable to us, or at all.
We may not reserve amounts adequate to cover product obsolescence, claims and returns, which could result in unanticipated expenses and fluctuations in operating results.
     Depending on factors such as the timing of our introduction of new products which utilize our BIS technology, as well as warranty claims and product returns, we may need to reserve amounts in excess of those currently reserved for product obsolescence, excess inventory, warranty claims and product returns. These reserves may not be adequate to cover all costs associated with these items. If these reserves are inadequate, we would be required to incur unanticipated expenses which could result in unexpected fluctuations in quarterly operating results.
We may not be able to compete effectively, which could result in price reductions and decreased demand for our products.
     We are facing increased competition in the domestic level of consciousness monitoring market as a result of a number of competitors’ monitoring systems which have been cleared for marketing by the FDA. These products are marketed by well-established medical products companies with significant resources. We may not be able to compete effectively with these and other potential competitors. We may also face substantial competition from companies which may develop sensor products that compete with our proprietary BIS Sensors for use with our BIS monitors or with third-party monitoring systems or anesthesia delivery systems that incorporate the BIS index. We also expect to face competition from companies currently marketing conventional electroencephalogram, or EEG, monitors using standard and novel signal-processing techniques. Other companies may develop anesthesia-monitoring systems that perform better than the BIS system and/or sell for less. In addition, one or more of our competitors may develop products that are substantially equivalent to our FDA-approved products, in which case they may be able to use our products as predicate devices to more quickly obtain FDA approval of their competing products. Medical device companies developing these and other competitive products may have greater financial, technical, marketing and other resources than we do. Competition in the sale of anesthesia-monitoring systems could result in price reductions, fewer orders, reduced gross margins and loss of market share. We are seeking to develop new products and technologies in the areas of depression and Alzheimer’s disease. If we are not successful in developing new products or technologies, or if we experience delays in development or release of such products, we may not be able to compete successfully.
Our ability to market and sell our products and generate revenue depends upon receipt and maintenance of domestic and foreign regulatory approval of our products and manufacturing operations.
     Our products are classified as medical devices and are subject to extensive regulation in the United States by the FDA and other federal, state, and local authorities. These regulations relate to the manufacturing, labeling, sale, promotion, distribution, importing, exporting, and shipping of our products. Before we can market new products or a new use of, or claim for, an existing product in the United States, we must obtain clearance or approval from the FDA. If the FDA concludes that any of our products do not meet the requirements to obtain clearance of a pre-market notification under Section 510(k) of the Food, Drug and Cosmetic Act, then we would be required to file a pre-market approval application. For example, there can be no guarantee that the FDA will accept our BRITE trial results as supportive of a 510(k) notification without requiring additional studies and/or a pre-market approval application. Both of these processes can be lengthy, expensive, may require extensive data from preclinical studies and clinical trials, and may require significant user fees. The pre-market approval process typically is more burdensome, expensive, time-consuming, and uncertain than the pre-market notification process. We may not obtain clearance of a 510(k) notification or approval of a pre-market approval application with respect to any of our products on a timely basis, if at all. If we fail to obtain timely clearance or approval for our products, we will not be able to market and sell our products, which will limit our ability to generate revenue. We may also be required to obtain clearance of a 510(k) notification from the FDA before we can market certain previously marketed products which we modify after they have been cleared. We have made certain enhancements to our currently marketed products which we have determined do not necessitate the filing of a new 510(k) notification. However, if the FDA does not agree with our determinations, it will require us to file a new 510(k) notification for the modification, and we may be prohibited from marketing the modified devices until we obtain FDA clearance, or be required to recall devices that may be on the market, or be subject to other sanctions.
     Medical devices may be marketed only for the indications for which they are approved or cleared. The FDA may fail to approve or clear indications that are necessary or desirable for successful commercialization of our products. The FDA also may refuse our request for 510(k) clearance or pre-market approval of new products, new intended uses, or modification to products once they are approved or cleared. Our approvals or clearance can be revoked if safety or effectiveness problems develop.
     Our promotional materials and training methods must comply with the FDA and other applicable laws and regulations. If the FDA determines that our promotional materials or training constitute promotion of an unapproved use, it could request that we modify our training or promotional materials or subject us to regulatory or enforcement actions, including the issuance of an untitled letter, a warning letter, injunction, seizure, civil monetary penalties, or criminal prosecution. It also is possible that other federal, state, or foreign enforcement authorities might take action if they consider our promotional or training materials to constitute promotion of an unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement. In that event, our reputation could be damaged, adoption of the products could be impaired, and we might not be able to promote the products for certain uses for which we had expected to promote them.
     The FDA also requires us to adhere to current Good Manufacturing Practices regulations, also known as the Quality System Regulation (QSR) in the case of medical devices, which include production controls, design controls, testing, quality control, documentation procedures, verification and validation of the design and of the production process, purchasing controls for materials and components, implementation of corrective and preventive actions, and servicing, among other requirements. The FDA may at any time inspect our facilities to determine whether adequate compliance with QSR requirements has been achieved. Compliance with the QSR regulations for medical devices is difficult and costly. In addition, we may not continue to be compliant as a result of future changes in, or interpretations of, regulations by the FDA or other regulatory agencies. If we do not achieve continued compliance, the FDA may issue a warning letter, withdraw marketing clearance, require product recall, seize products, seek an injunction or consent decree, or seek criminal prosecution, among other possible remedies. When any change or modification is made to a device or its intended use, the manufacturer may be required to reassess compliance with the QSR regulations, which may cause interruptions or delays in the marketing and sale of our products.
     Sales of our products outside the United States are subject to foreign regulatory requirements that vary from country to country. The time required to obtain approvals from foreign countries may be longer than that required for FDA approval, and requirements for foreign licensing may differ from FDA requirements.
     The federal, state and foreign laws and regulations regarding the manufacture and sale of our products are subject to future changes, as are administrative interpretations of regulatory agencies. If we fail to comply with applicable federal, state or foreign laws or regulations, we could be subject to enforcement actions, including product seizures, recalls, withdrawal of clearances or approvals and civil and criminal penalties.
Even if we obtain the necessary FDA clearances or approvals, if we or our suppliers fail to comply with ongoing regulatory requirements our products could be subject to restrictions or withdrawal from the market.
     We are subject to the Medical Device Reporting, or MDR, regulations that require us to report to the FDA if our products may have caused or contributed to patient death or serious injury, or if our device malfunctions and a recurrence of the malfunction would likely result in a death or serious injury. We must also file reports of device corrections and removals and adhere to the FDA’s rules on labeling and promotion. Our failure to comply with these or other applicable regulatory requirements could result in enforcement action by the FDA, which may include any of the following:
•	untitled letters, warning letters, fines, injunctions and civil penalties,

•	administrative detention, which is the detention by the FDA of medical devices believed to be adulterated or misbranded,

•	customer notification, or orders for repair, replacement or refund,

•	voluntary or mandatory recall or seizure of our products,

•	operating restrictions, partial suspension or total shutdown of production,

•	refusal to review pre-market notification or pre-market approval submissions,

•	rescission of a substantial equivalence order or suspension or withdrawal of a pre-market approval, and

•	criminal prosecution.
     Any of the foregoing actions by the FDA could have a material adverse effect on our business and results of operations.
We may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws and regulations and, if we are unable to fully comply with such laws, could face substantial penalties.
     Our operations may be directly or indirectly affected by various state and federal healthcare fraud and abuse laws, including the federal Anti-Kickback Statute, which prohibits any person from knowingly and willfully offering, paying, soliciting or receiving remuneration, directly or indirectly, to induce or reward either the referral of an individual, or the furnishing or arranging for an item or service, for which payment may be made under federal healthcare programs, such as the Medicare and Medicaid programs. If our past or present operations are found to be in violation of these laws, we or our officers may be subject to civil or criminal penalties, including large monetary penalties, damages, fines, imprisonment and exclusion from Medicare and Medicaid program participation. If enforcement action were to occur, our business and financial condition would be harmed.
If we do not retain our senior management and other key employees, we may not be able to successfully implement our business strategy.
     Our president and chief executive officer, Nassib Chamoun, joined us at our inception in 1987. Our chairman, J. Breckenridge Eagle, began serving as a director in 1988. Many other members of our management and key employees have extensive experience with us and other companies in the medical device industry. Our success is substantially dependent on the ability, experience and performance of these members of our senior management and other key employees. Because of their ability and experience, if we lose one or more of the members of our senior management or other key employees, our ability to successfully implement our business strategy could be seriously harmed.
If we do not attract and retain skilled personnel, or if we do not maintain good relationships with our employees, we will not be able to expand our business.
     Our products are based on complex signal-processing technology. Accordingly, we require skilled personnel to develop, manufacture, sell and support our products. Our future success will depend largely on our ability to continue to hire, train, retain and motivate additional skilled personnel, particularly sales representatives who are responsible for customer education and training and post-installation customer support. Consequently, if we are not able to attract and retain skilled personnel, we will not be able to expand our business.
     In addition, we may be subject to claims that we engage in discriminatory or other unlawful practices with respect to our hiring, termination, promotion and compensation processes for our employees. Such claims, with or without merit, could be time consuming, distracting and expensive to defend, could divert attention of our management from other tasks important to the success of our business and could adversely affect our reputation as an employer.
Our employees may engage in misconduct or other improper activities, including insider trading.
     We are exposed to the risk that employee fraud or other misconduct could occur. Misconduct by employees could include intentional failures to comply with FDA regulations, to provide accurate information to the FDA, to comply with manufacturing standards we have established, to comply with federal and state healthcare fraud and abuse laws and regulations, to accurately report financial information or data or to disclose unauthorized activities to us. Employee misconduct could also involve the improper use of customer information or information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. We have adopted a Code of Business Conduct and Ethics, but it is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses.
     In addition, during the course of our operations, our directors, executives and employees may have access to material, non-public information regarding our business, our results of operations or potential transactions we are considering. Despite the adoption of an Insider Trading Policy, we may not be able to prevent a director or employee from trading in our common stock on the basis of or while having access to material, non-public information. If a director or employee was to be investigated, or an action was to be brought against a director or employee, for insider trading, it could have a negative impact on our reputation and our stock price. Such a claim, with or without merit, could also result in substantial expenditures of time and money, and divert attention of our management team from other tasks important to the success of our business.

Failure of users of the BIS system, or users of future products we may develop, to obtain adequate reimbursement from third-party payors could limit market acceptance of the BIS system and other products, which could prevent us from sustaining profitability.
     Anesthesia providers are generally not reimbursed separately for patient monitoring activities utilizing the BIS system. For hospitals and outpatient surgical centers, when reimbursement is based on charges or costs, patient monitoring with the BIS system may reduce reimbursements for surgical procedures, because charges or costs may decline as a result of monitoring with the BIS system. Failure by hospitals and other users of the BIS system to obtain adequate reimbursement from third-party payors, or any reduction in the reimbursement by third-party payors to hospitals and other users as a result of using the BIS system, could limit market acceptance of the BIS system, which could prevent us from sustaining profitability.
     In addition, market acceptance of future products serving the depression and Alzheimer’s disease markets could depend upon adequate reimbursement from third-party payors. The ability and willingness of third-party payors to authorize coverage and sufficient reimbursement to compensate and encourage physicians to use such products is uncertain.
Transactions engaged in by our largest stockholders, our directors or executives involving our common stock may have an adverse effect on the price of our stock.
     As of June 30, 2007, our largest three stockholders each own greater than 10% of our outstanding common stock. Subsequent sales of our shares by these stockholders could have the effect of lowering our stock price. The perceived risk associated with the possible sale of a large number of shares by these stockholders, or the adoption of significant short positions by hedge funds or other significant investors, could cause some of our stockholders to sell their stock, thus causing the price of our stock to decline. In addition, actual or anticipated downward pressure on our stock price due to actual or anticipated sales of stock by our directors or officers of Aspect could cause other institutions or individuals to engage in short sales of our common stock, which may further cause the price of our stock to decline.
     From time to time our directors and executive officers sell shares of our common stock on the open market. These sales are publicly disclosed in filings made with the SEC. In the future, our directors and executive officers may sell a significant number of shares for a variety of reasons unrelated to the performance of our business. Our stockholders may perceive these sales as a reflection on management’s view of the business and result in some stockholders selling their shares of our common stock. These sales could cause the price of our stock to drop.
We have various mechanisms in place to discourage takeover attempts, which may reduce or eliminate our stockholders’ ability to sell their shares for a premium in a change of control transaction.
     Various provisions of our certificate of incorporation and by-laws and of Delaware corporate law may discourage, delay or prevent a change in control or takeover attempt of our company by a third party that is opposed by our management and board of directors. Public stockholders who might desire to participate in such a transaction may not have the opportunity to do so. These anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change of control or change in our management and board of directors. These provisions include:
•	preferred stock that could be issued by our board of directors to make it more difficult for a third party to acquire, or to discourage a third party from acquiring, a majority of our outstanding voting stock,

•	classification of our directors into three classes with respect to the time for which they hold office,

•	non-cumulative voting for directors,

•	control by our board of directors of the size of our board of directors,

•	limitations on the ability of stockholders to call special meetings of stockholders,

•	inability of our stockholders to take any action by written consent, and

•	advance notice requirements for nominations of candidates for election to our board of directors or for proposing matters that can be acted upon by our stockholders at stockholder meetings.

USE OF PROCEEDS
     All of the notes and the shares of our common stock issuable upon conversion of the notes are being sold by the selling security holders or by their pledgees, donees, transferees or other successors in interest. We will not receive any proceeds from the sale of the notes or the shares of our common stock issuable upon conversion of the notes.
DIVIDEND POLICY
     We have never paid or declared any cash dividends on our common stock or other securities and do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain all earnings for use in the operation and expansion of our business. Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion. Additionally, our revolving line of credit agreement with Bank of America prohibits the declaration or payment of cash dividends without its consent.
RATIO OF EARNINGS TO FIXED CHARGES

	Fiscal Years Ended December 31,					Quarter Ended
						March 31,	June 30,
	2006	2005	2004	2003	2002	2007	2007
Ratio of earnings
to fixed charges	29.21	28.45	2.10	—	—	11.03	16.25
     For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes and before adjustment for losses or earnings from equity investments plus fixed charges. Fixed charges consist of interest charges (whether expensed or capitalized) and that portion of rental expense we believe to be representative of interest. Earnings were insufficient to cover fixed charges in 2003 and 2002 by $6.4 million and $15.3 million, respectively.

SELLING SECURITY HOLDERS
     On June 20, 2007, we issued and sold a total of $125,000,000 aggregate principal amount of the notes in a private placement to Goldman, Sachs & Co., which we refer to in this prospectus as the initial purchaser. The initial purchaser has advised us that it resold the notes, in transactions exempt from the registration requirements of the Securities Act of 1933, to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act of 1933, in compliance with Rule 144A. The selling security holders, which term includes their transferees, pledgees, donees and successors, may from time to time offer and sell pursuant to this prospectus any and all of the notes and the shares of our common stock issuable upon conversion of the notes.
     The notes and our shares of common stock to be issued upon conversion of the notes are being registered pursuant to a registration rights agreement between the initial purchaser and us. In that agreement, we undertook to file a registration statement with regard to the notes and our shares of common stock issuable upon conversion of the notes and, subject to certain exceptions, to keep that registration statement effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (ii) two years from the initial effective date of the registration statement. The registration statement of which this prospectus is a part is intended to satisfy our obligations under that agreement.
     The following table sets forth information with respect to the selling security holders and the principal amount of notes and common stock beneficially owned by each selling security holder that may be offered from time to time by each selling security holder pursuant to this prospectus. The information in the tables is based on information provided by or on behalf of the selling security holders on or prior to October 2, 2007, and may change over time. In particular, the selling security holders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided to us information regarding their holdings in transactions exempt from the registration requirements of the Securities Act of 1933. The selling security holders may offer all, some or none of the notes or the common stock issuable upon conversion of the notes.
     We have assumed for purposes of the table below that the selling security holders will sell all of their notes and all of our common stock issuable upon conversion of their notes pursuant to this prospectus, and that any other shares of our common stock beneficially owned by the selling security holders will continue to be beneficially owned.
     The percentage of notes outstanding beneficially owned by each selling security holder is based on $125,000,000 aggregate principal amount of notes outstanding. The number of shares of common stock issuable upon conversion of the notes shown in the table below assumes conversion of the full amount of notes held by each selling security holder at the initial conversion rate of 52.4294 shares of our common stock per $1,000 principal amount of notes.
     To our knowledge, none of the selling security holders named below has, or within the past three years has had, any position, office or other material relationship with us or any of our affiliates.

	Notes		Common Stock
	Principal Amount
	Beneficially Owned		Common Stock Owned	Percentage of	Common Stock Owned
	and Offered Hereby	Percentage of Notes	Prior to the	Common Stock Prior	After Completion of
Name of Selling Security Holder (1)	(2)	Outstanding	Offering (3)	to the Offering (4)	the Offering (5)
Basso Fund Ltd. (6)	$100,000	*	5,242	*	—
Basso Holdings Ltd. (6)	$1,380,000	1.1%	72,352	*	—
Basso Multi-Strategy Holding Fund Ltd. (6)	$520,000	*	27,263	*	—
Calamos Market Neutral Income Fund — Calamos Investment Trust (7)	$5,000,000	4.0%	262,147	*	—
CBARB (8)	$4,000,000	3.2%	209,717	*	—
CNH CA Master Account, L.P. (9)	$2,000,000	1.6%	104,858	*	—
Citadel Equity Fund Ltd. + (10)	$17,000,000	13.6%	891,299	*	—
CSS, LLC # (11)	$1,750,000	1.4%	91,751	*	—
D.E. Shaw Valence Portfolios, L.L.C + (12)	$7,000,000	5.6%	367,005	*	—
Goldman, Sachs & Co. # (13)	$3,625,000	2.9%	190,056	*	—
ICM Business Trust (14)	$1,280,000	1.0%	67,109	*	—
Ionic Capital Master Fund Ltd. (14)	$6,220,000	5.0%	326,110	*	—
KBC Financial Products USA Inc. # (15)	$6,000,000	4.8%	314,576	*	—
Polygon Global Opportunities Master Fund (16)	$9,000,000	7.2%	471,864	*	—
Radcliffe SPC, Ltd. (17)	$2,000,000	1.6%	104,858	*	—
Tribeca Convertibles LP +	$10,500,000	8.4%	550,508	*	—
Vicis Capital Master Fund (18)	$7,000,000	5.6%	367,005	*	—
Other (1)	$40,625,000		2,129,944
Total	$125,000,000		6,553,675

*	Less than one percent.

#	The selling security holder is a registered broker-dealer.

+	The selling security holder is an affiliate of a registered broker-dealer.

(1)	Information about other selling security holders, except for any future transferees, pledgees, donees and successors of the security holders named in the table above, will be set forth, if required, in additional supplements to the prospectus or in one or more reports filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

(2)	The aggregate dollar amount of the notes listed in the table above, together with information about other selling security holders set forth in additional supplements to the prospectus or in reports filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, may exceed $125,000,000 because certain persons listed herein and/or therein as selling security holders may have transferred their securities in transactions exempt from registration, in which case the transferees thereof may be listed herein, in another prospectus supplement or in a report filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 with respect to the same securities.

(3)	Assumes conversion of all of the holder’s notes at a conversion rate of 52.4294 shares of our common stock per $1,000 principal amount of the notes. This conversion rate is subject to adjustment as described under “Description of the Notes — Conversion Rights — Conversion Rate Adjustments.” As a result, the number of shares of common stock issuable upon conversion of notes may increase or decrease in the future. Excludes fractional shares. In addition, if a “make-whole fundamental change” (as defined herein) occurs prior to the maturity date of the notes, we will in some cases increase the conversion rate for a holder that elects to convert its notes in connection with such fundamental change as described under “Description of the Notes — Conversion Rights — Adjustment to Shares Delivered upon Conversion upon Make-Whole Fundamental Change.”

(4)	Calculated based on Rule 13d-3(d)(i) of the Exchange Act. The percentage of shares of common stock beneficially owned by each holder named above stock is calculated based on 17,037,368 shares of common stock outstanding as of October 1, 2007. In calculating this amount for each holder, we treated as outstanding the number of shares of common stock issuable upon conversion of all of that holder’s notes, but we did not assume conversion of any other holder’s notes.

(5)	For purposes of computing the number and percentage of notes and shares of common stock to be held by the selling security holders after the completion of the offering, we have assumed for purposes of the table above that the selling security holders named above will sell all of their notes and all of the common stock issuable upon conversion of their notes offered by this prospectus, and that any other shares of our common stock beneficially owned by these selling security holders will continue to be beneficially owned.

(6)	The selling security holder has indicated that Basso Capital Management, L.P. (“Basso”) is the investment manager to the selling security holder. Howard Fischer is a managing member of Basso GP LLC, the general partner of Basso. Mr. Fischer has ultimate responsibility for trading with respect to the securities held by the selling security holder.

(7)	The selling security holder has indicated that Calamos Advisors LLC is the investment advisor for the selling security holder. Nick Calamos is the Chief Investment Officer of the selling security holder and has sole investment and voting power over the securities held by the selling security holder.

(8)	The selling security holder has indicated that it is a segregated account of Geode Capital Master Fund Ltd., an open-ended exempted mutual fund company registered as a segregated accounts company under the laws of Bermuda. Phil Dumas has sole investment and voting power over the securities held by the selling security holder.

(9)	The selling security holder has indicated that CNH Partners, LLC is its investment advisor and has sole voting and dispositive power over the notes and common stock issuable upon the conversion of the notes held by such selling security holder. Investment principals for the advisor are Robert Krail, Mark Mitchell, and Todd Pulvino.

(10)	The selling security holder has indicated that Citadel Limited Partnership (“CLP”) is the trading manager of Citadel Equity Fund Ltd. and consequently has investment discretion over securities held by the selling security holder. Citadel Investment Group, L.L.C. (“CIG”) controls CLP. Kenneth C. Griffin controls CIG and therefore has investment discretion over securities held by the selling security holder. CLP, CIG, and Mr. Griffin each disclaim beneficial ownership of the shares held by the selling security holder.

(11)	The selling security holder has indicated that Nicholas D. Schoewe and Clayton A. Struve control the voting and disposition of the securities held by the selling security holder.

(12)	The selling security holder has indicated that D.E. Shaw & Co. L.P. as investment adviser of the selling security holder, has voting and investment control over any shares of common stock issuable upon conversion of the notes owned by the selling security holder. Julius Gaudio, Eric Wepsic, Maximilian Stone and Anne Dinning, or their designees, exercise voting and investment control over the notes held by the selling security holder.

(13)	The selling security holder is a majority owned subsidiary of the Goldman Sachs Group Inc.

(14)	The selling security holder has indicated that Ionic Capital Partners LP (“ICP”) is the investment advisor of the selling security holder and consequently has voting and investment control over securities held by the selling security holder. Ionic Capital Management LLC (“ICM”) controls ICP. Bart Baum, Adam Radosti and Daniel Stone collectively control ICM and therefore have voting and investment control over securities held by the Trust. ICP, ICM, and Messrs. Baum, Radosti and Stone each disclaim beneficial ownership of the securities held by the selling security holder except to the extent of its or his pecuniary interest therein.

(15)	The selling security holder has indicated that it is a direct wholly-owned subsidiary of KBC Financial Holdings, Inc., which in turn is a direct wholly-owned subsidiary of KBC Bank N.V., which in turn is a direct wholly-owned subsidiary of KBC Group N.V., a publicly traded entity.

(16)	The selling security holder has indicated that Polygon Investment Partners LP, and Polygon Investment Partners HK Limited (the “Investment Managers”), Polygon Investments Ltd. (the “Manager”), Alexander Jackson, Reade Griffith and Paddy Dear share voting and dispositive power of the securities held by the security holder. The Investment Managers, the Manager, Alexander Jackson, Reade Griffith and Paddy Dear disclaim beneficial ownership of the securities held by the security holder.

(17)	Pursuant to an investment management agreement, RG Capital Management, L.P. (“RG Capital”) serves as the investment manager of Radcliffe SPC, Ltd.’s Class A Segregated Portfolio. RGC Management Company, LLC (“Management”) is the general partner of RG Capital. Steve Katznelson and Gerald Stahlecker serve as the managing members of Management. Each of RG Capital, Management and Messrs, Katznelson and Stahlecker disclaims beneficial ownership of the securities owned by Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio.

(18)	The selling security holder has indicated that Vicis Capital LLC is the investment manager of the selling security holder. Shad Stastney, John Stucco and Sky Lucas control Vicis Capital LLC equally, but disclaim individual ownership of the securities.

DESCRIPTION OF CAPITAL STOCK
     The following description summarizes the terms of our capital stock. Because it is only a summary, it does not contain all information that may be important to you. Therefore, you should read the more detailed provisions of our restated certificate of incorporation and our amended and restated bylaws carefully, which are incorporated by reference into the registration statement of which this prospectus is a part.
General
     Our authorized capital stock consists of 60,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share, of which 60,000 shares are designated as series A junior participating preferred stock. As of August 28, 2007, we had outstanding 17,030,697 shares of common stock held of record by 406 stockholders. We currently do not have any shares of preferred stock outstanding. No other classes of capital stock are authorized under our restated certificate of incorporation. The issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable.
Common Stock
     The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Elections of directors are determined by a plurality of the votes cast and the board of directors is divided into three classes, each as nearly equal in number as possible. Our restated certificate of incorporation may be amended as permitted by law. Except as otherwise required by law, all other matters upon which holders of our common stock are entitled to vote are determined by a majority of the votes cast. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor, subject to any preferential dividend rights of any outstanding preferred stock. Upon our liquidation or dissolution, subject to any preferential liquidation rights of any outstanding preferred stock, the holders of our common stock are entitled to receive ratably our net assets available. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock that we may designate and issue in the future.
Preferred Stock
     Pursuant to our restated certificate of incorporation, our board of directors has the authority, without further action by the holders of our common stock, to issue 5,000,000 shares of preferred stock from time to time in such series and with such preferences and rights as it may designate. We currently do not have any shares of preferred stock outstanding. We have reserved for issuance 60,000 shares of series A junior participating preferred stock. Rights to purchase 60,000 shares of our series A junior participating preferred stock in connection with our stockholder rights plan are currently outstanding; these rights are attached to our outstanding shares of common stock and may only be triggered upon the occurrence of certain events.
Equity Incentive Awards
     As of August 28, 2007, we had outstanding options to purchase 4,370,065 shares of common stock. The weighted average price of the outstanding options at August 21, 2007 was $17.21 per share. In addition, as of August 28, 2007, we had 1,105,656 shares of common stock in the aggregate reserved and available for grant under our 1991 Amended and Restated Stock Option Plan, 1998 Stock Incentive Plan, the Amended and Restated 1998 Director Equity Incentive Plan, 1999 Employee Stock Purchase Plan and 2001 Stock Incentive Plan, as amended.
Anti-Takeover Effects of Provisions of Charter Documents and Delaware Law
     Certain provisions of the Delaware General Corporation Law, or the DGCL, and our restated certificate of incorporation and amended and restated bylaws, could make it more difficult to acquire us or even prevent us from being acquired by means of a tender offer, a proxy contest or otherwise, or to remove our incumbent directors and officers. These provisions, which we have summarized below, are intended to discourage certain takeover practices that could be coercive or result in inadequate takeover bids, to encourage persons seeking to acquire control of us to first negotiate a transaction with us and to enhance the likelihood of continued stability in the composition of our board of directors and executive management. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. However, these provisions could have the effect of discouraging third parties from initiating a tender offer for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts and also may have the effect of preventing changes in our executive management.
     Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, which is an anti-takeover statute. Section 203 of the DGCL generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in accordance with Section 203’s requirements. In general, a “business combination” generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder and an “interested stockholder” is a person who (together with affiliates and associates), owns (or, within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation’s outstanding voting stock. The applicability of this provision to us would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for your shares.
     Stockholder Meetings. Our amended and restated bylaws provide that a special meeting of our stockholders may be called only by the chairman of our board of directors, our chief executive officer (or if there is no chief executive officer, the president) or the board of directors.
     Classified Board of Directors. Our restated certificate of incorporation and amended and restated bylaws provides for a classified board of directors serving staggered three-year terms.
     Election of Directors. Under our restated certificate of incorporation and amended and restated bylaws, our directors are elected at the annual meeting of stockholders by a plurality of the votes entitled to vote in the election of directors and hold office for a term of three years and until their successors are duly elected and qualified, or until their death, resignation or removal.
     No Cumulative Voting. The DGCL provides that stockholders do not have a right to cumulate their votes in the election of directors unless our restated certificate of incorporation provides otherwise. Our restated certificate of incorporation does not provide for cumulative voting.
     Board Size; Filling of Vacancies. Our amended and restated bylaws provide that the number of directors on our board of directors will be fixed exclusively by our board of directors. Any vacancies in our board of directors, including as a result of the enlargement of the board of directors, will be filled by the majority vote of our remaining directors in office.
     Preferred Stock. Our restated certificate of incorporation allows our board of directors, without further action by the holders of our common stock, to issue 5,000,000 shares of preferred stock from time to time in such series and with such preferences and rights as it may designate. To date, we have reserved for issuance 60,000 shares of series A junior participating preferred stock. The authorization of our board of directors to issue preferred stock makes it possible for them to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.
     Amendments to Charter Documents. The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the certificate of incorporation or bylaws otherwise provide. With the exception of certain sections of our bylaws relating to directors, special meetings of stockholders, nomination of directors, notice of business at annual meetings, action without a stockholder meeting, organization, and amendments to the bylaws may be amended or repealed by our board of directors without the approval of the majority of the outstanding shares of our capital stock.
Indemnification and Limitation of Liability
     Section 145 of the DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, in respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
     Our certificate of incorporation provides that our directors will not be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except that the limitation will not eliminate or limit liability to the extent that the elimination or limitation of this liability is not permitted by the DGCL as it exists or may later be amended. Our restated certificate of incorporation further provides for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary.
Stockholder Rights Plan
     On November 29, 2004, we and Equiserve Trust Company entered into a Rights Agreement, which was amended by an Amendment No. 1 to Rights Agreement dated May 23, 2005. We refer to the Rights Agreement, as so amended, herein as the “Rights Agreement.” In connection with the Rights Agreement, on November 29, 2004, our board of directors declared a dividend of one right for each outstanding share of our common stock to stockholders of record at the close of business on December 10, 2004. Pursuant to the Rights Agreement, each right entitles the registered holder to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock at a purchase price of $150.00 per share in cash.
     Initially, the rights are not exercisable and will be attached to all certificates representing outstanding shares of common stock, and no separate certificate representing rights, or a rights certificate, will be distributed. The rights will separate from the common stock, and the distribution date will occur, upon the earlier of (i) 10 business days following the later of (a) the first date of a public announcement that a person or group of affiliated or associated persons, which we refer to as an acquiring person, has acquired, or obtained the right to acquire, beneficial ownership of 17.5% or more of the outstanding shares of common stock (or in the case of Boston Scientific Corporation, 29.5% of the outstanding shares of common stock) or (b) the stock acquisition date, which is the first date on which an executive officer of the Company has actual knowledge that an acquiring person has become such beneficial owner, or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 17.5% or more of the outstanding common stock (or in the case of Boston Scientific Corporation, 29.5% of the outstanding shares of common stock). The distribution date may be deferred in circumstances determined by the board of directors. In addition, certain inadvertent acquisitions will not trigger the occurrence of the distribution date. Until the distribution date (or earlier redemption or expiration of the rights), (i) the rights will be evidenced by the common stock certificates outstanding on the record date, together with a summary of rights, or by new common stock certificates issued after the record date which contain a notation incorporating the rights agreement by reference, (ii) the rights will be transferred only with such common stock certificates, and (iii) the surrender for transfer of any certificates representing shares of common stock outstanding (with or without a copy of the summary of rights or such notation) will also constitute the transfer of the rights associated with the common stock represented by such certificate.
     The rights are not exercisable until the distribution date and will expire upon the close of business on November 29, 2014, unless earlier redeemed or exchanged as described below. As soon as practicable after the distribution date, separate rights certificates will be mailed to the holders of record of the common stock as of the close of business on the distribution date and, thereafter, the separate rights certificates alone will represent the rights. Except as otherwise determined by the board of directors, and except for shares of common stock issued upon exercise, conversion or exchange of then outstanding options, convertible or exchangeable securities or other contingent obligations to issue shares or pursuant to any employee benefit plan or arrangement, only shares of common stock issued prior to the distribution date will be issued with rights.
     In the event that any person becomes an acquiring person, unless the event causing the 17.5% threshold (or 29.5% threshold in the case of Boston Scientific Corporation) to be crossed is a Permitted Offer (as defined in the Rights Agreement), then, promptly following the first occurrence of such event, each holder of a right (except as provided below and in Section 7(e) of the Rights Agreement) shall thereafter have the right to receive, upon exercise, that number of shares of common stock (or, in certain circumstances, cash, property or other securities of the Company) which equals the exercise price of the right divided by 50% of the current market price (as defined in the Rights Agreement) of a share of common stock at the date of the occurrence of such event. However, rights are not exercisable following such event until such time as the rights are no longer redeemable by the Company as described below. Notwithstanding any of the foregoing, following the occurrence of such event, all rights that are, or, under certain circumstances, were, beneficially owned by any acquiring person will be null and void. The event summarized in this paragraph is referred to as a “Section 11(a)(ii) Event.”
     For example, at an exercise price of $150 per right, each right not owned by an acquiring person following a Section 11(a)(ii) Event would entitle its holder to purchase for $150 such number of shares of common stock (or other consideration as noted above) as equals $150 divided by one-half of the current market price (as defined in the Rights Agreement) of the common stock. Assuming that the common stock had a market price of $25 per share at such time, the holder of each valid right would be entitled to purchase twelve shares of common stock, having a market value of 12 x $25, or $300, for $150.
     In the event that, at any time after any person becomes an acquiring person, (i) the Company is consolidated with, or merged with and into, another entity and the Company is not the surviving entity of such consolidation or merger (other than a consolidation or merger which follows a Permitted Offer) or if the Company is the surviving entity, but shares of its outstanding common stock are changed or exchanged for stock or securities (of any other person) or cash or any other property, or (ii) more than 50% of the Company’s assets or earning power is sold or transferred, each holder of a right (except rights which previously have been voided) shall thereafter have the right to receive, upon exercise, that number of shares of common stock of the acquiring company) which equals the exercise price of the right divided by 50% of the current market price (as defined in the Rights Agreement) of a share of common stock at the date of the occurrence of such event. The events summarized in this paragraph are referred to as “Section 13 Events.” A Section 11(a)(ii) Event and Section 13 Event are collectively referred to as “Triggering Events.”
     For example, at an exercise price of $150 per right, each valid right following a Section 13 Event would entitle its holder to purchase for $150 such number of shares of common stock of the acquiring company as equals $150 divided by one-half of the current market price of such common stock. Assuming that such common stock had a market price of $50 per share at such time, the holder of each valid Right would be entitled to purchase six shares of common stock of the acquiring company, having a market value of 6 x $50, or $300, for $150.
     At any time after the occurrence of a Section 11(a)(ii) Event, when no person owns a majority of the common stock, the board of directors may exchange the rights (other than rights owned by such acquiring person which have become void), in whole or in part, at an exchange ratio of one share of common stock, or one one-

thousandth of a share of preferred stock, or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges, per right, subject to adjustment.
     The purchase price payable, and the number of units of preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preferred stock, (ii) if holders of the preferred stock are granted certain rights or warrants to subscribe for preferred stock or convertible securities at less than the then-current market price (as defined in the Rights Agreement) of the preferred stock, or (iii) upon the distribution to holders of the preferred stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings) or of subscription rights or warrants (other than those referred to above). The number of rights associated with each share of common stock is also subject to adjustment in the event of a stock split of the common stock or a stock dividend on the common stock payable in common stock or subdivisions, consolidations or combinations of the common stock occurring, in any such case, prior to the distribution date.
     With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. No fractional shares of preferred stock, other than fractions which are integral multiples of one one-thousandth of a share of preferred stock, will be issued and, in lieu thereof, an amount in cash will be paid based on the market price of the preferred stock on the last trading date prior to the date of exercise.
     As provided in the Certificate of Designations as filed by the Company with the Secretary of State of the State of Delaware on November 29, 2004, the preferred stock purchasable upon exercise of the rights will not be redeemable. Each share of preferred stock will be entitled to receive, when, as and if declared by the board of directors, a minimum preferential quarterly dividend payment of $10 per share or, if greater, an aggregate dividend of 1000 times the dividend declared per share of common stock. In the event of liquidation, the holders of the preferred stock will be entitled to a minimum preferential liquidation payment of $1000 per share, plus an amount equal to accrued and unpaid dividends, and will be entitled to an aggregate payment of 1000 times the payment made per share of common stock. Each share of preferred stock will have 1000 votes, voting together with the common stock. In the event of any merger, consolidation or other transaction in which common stock is changed or exchanged, each share of preferred stock will be entitled to receive 1000 times the amount received per share of common stock. These rights are protected by customary antidilution provisions. Because of the nature of the preferred stock’s dividend, liquidation and voting rights, the value of one one-thousandth of a share of preferred stock purchasable upon exercise of each right should approximate the value of one share of common stock.
     At any time prior to the earlier of the tenth business day, or such later date as may be determined by the board of directors, after the stock acquisition date, the Company may redeem the rights in whole, but not in part, at a redemption price of $0.001 per right, payable in cash or stock. Immediately upon the redemption of the rights or such earlier time as established by the board of directors in the resolution ordering the redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the redemption price. The rights may also be redeemable following certain other circumstances specified in the Rights Agreement.
     At least once every three years a committee of independent directors will evaluate the Rights Agreement in order to consider whether the maintenance of the Rights Agreement continues to be in the interests of the Company and its stockholders.
     Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. Although the distribution of the rights should not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for common stock (or other consideration) or for common stock of the acquiring company as set forth above.
     Any provision of the Rights Agreement, other than the redemption price, may be amended by the board of directors prior to such time as the rights are no longer redeemable. Once the rights are no longer redeemable, the board of directors’ authority to amend the rights is limited to correcting ambiguities or defective or inconsistent provisions in a manner that does not adversely affect the interest of holders of rights.
     The rights are intended to protect the stockholders of the Company in the event of an unfair or coercive offer to acquire the Company and to provide the board of directors with adequate time to evaluate unsolicited offers. The rights may have anti-takeover effects. For example, the rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of rights being acquired. The rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of the company and its stockholders, as determined by a majority of the board of directors. The rights should not interfere with any merger or other business combination approved by the board of directors.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is Computershare.
DESCRIPTION OF OTHER INDEBTEDNESS
     As of August 29, 2007, neither we nor our subsidiaries had any outstanding indebtedness, other than the notes, trade and other payables.

DESCRIPTION OF THE NOTES
     We issued the 2.50% Convertible Senior Notes due 2014, or the notes, under an indenture dated as of June 20, 2007 between us and U.S. Bank National Association, as trustee. The notes and any common stock issuable upon conversion of the notes are subject to a registration rights agreement.
     The following description is only a summary of the material provisions of the notes, the indenture and the registration rights agreement. It does not purport to be complete. We urge you to read these documents in their entirety because they, and not this description, define the rights of holders of the notes. You may request copies of these documents from us upon written request at our address, which is listed in this prospectus under “Incorporation of Certain Documents by Reference.”
     For purposes of this description, references to the “Company”, “we”, “our” and “us” refer only to Aspect Medical Systems, Inc. and not to its subsidiaries.

General
     The notes:
•	are our general unsecured obligations;

•	are equal in right of payment to all of our other senior unsecured indebtedness;

•	are senior in right of payment to all indebtedness that is contractually subordinated to the notes;

•	are structurally subordinated to the existing and future claims of our subsidiaries’ creditors, including trade creditors;

•	are effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness;

•	are limited to an aggregate principal amount of $125,000,000, except as set forth below;

•	mature on June 15, 2014, the maturity date, unless earlier converted or repurchased;

•	are issued in denominations of $1,000 and integral multiples of $1,000; and

•	are initially represented by one or more registered notes in global form, but in certain limited circumstances described under the heading “— Global Notes, Book-Entry Form” below may be represented by notes in definitive form.
     As of August 29, 2007, neither we nor our subsidiaries had any outstanding indebtedness, other than trade and other payables.
     The indenture does not limit the amount of debt that may be issued by us or our subsidiaries. Our subsidiaries did not guarantee any of our obligations under the notes. See “Risk Factors— Risks Related to an Investment in the Notes and Our Common Stock—The structural subordination of the notes to our secured liabilities and all liabilities and preferred equity of our subsidiaries may limit our ability to satisfy our obligations under the notes.”
     Subject to the satisfaction of certain conditions and during the periods described below, the notes may be converted into shares of our common stock at an initial conversion rate of 52.4294 shares of common stock per $1,000 in principal amount of notes (equivalent to an initial conversion price of approximately $19.07 per share of common stock). The conversion rate is subject to adjustment if certain events described below occur. If we have obtained stockholder approval to elect the net share settlement of the notes and we irrevocably elect such settlement method at any time on or prior to the 45th scheduled trading day prior to the maturity date of the notes, we will pay upon conversion of any notes, with a conversion date that follows the date of our net share settlement election, an amount in cash equal to the “principal portion” (as defined below) of the notes converted, calculated as described below. If the “daily conversion value” (as defined below) exceeds the principal portion of the converted notes on any “VWAP trading day” (as defined below) during the relevant VWAP trading day “observation period” (as defined below), in addition to paying the principal portion of the converted notes for such VWAP trading day in cash, we will deliver shares of our common stock in an amount equal to the excess of the daily conversion value over the principal portion on that VWAP trading day. We will perform this calculation and make an aggregate payment of cash and stock for all VWAP trading days of the relevant 40 VWAP trading day observation period at the end of that period, as further described below. If we have not previously elected net share settlement of the notes, we may irrevocably renounce this right to elect net share settlement of the notes at any time prior to the 45th scheduled trading day preceding the maturity date of the notes. See “— Conversion Rights—Irrevocable Election of Net Share Settlement Following Stockholder Approval” and “— Conversion Rights— Payment upon Conversion.” You will not receive any separate cash payment for interest accrued and unpaid to the “conversion date” (as defined below), except under the limited circumstances described below.
     We use the term “note” to refer to each $1,000 in principal amount of notes. We may, without the consent of the holders, issue additional notes in an unlimited aggregate principal amount, under the indenture with the same terms and with the same CUSIP numbers as the notes offered hereby; provided that such additional notes are fungible with the notes offered hereby for U.S. federal tax purposes. We may also from time to time repurchase the notes in open market purchases or negotiated transactions without prior notice to holders.
     The registered holder of a note will be treated as the owner of it for all purposes.
     Other than the restrictions described under “— Fundamental Change Permits Holders to Require Us to Repurchase Notes” and “— Consolidation, Merger and Sale of Assets” below, and except for the provisions set forth under “— Conversion Rights— Conversion upon Specified Corporate Events” and “— Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change”, the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders. See “Risk Factors— Risks Related to an Investment in the Notes and Our Common Stock.”
     No sinking fund is provided for the notes, which means that the indenture does not require us to redeem or retire the notes periodically.
Payments on the Notes; Paying Agent and Registrar
     We will pay the principal of and interest on notes in global form registered in the name of or held by The Depository Trust Company, which we refer to as DTC, or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global notes.
     We will pay the principal of certificated notes at the office or agency designated by us. We have initially designated a corporate trust office of the trustee as our paying agent and registrar as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $5.0 million or less, by check mailed to the holders of such notes and (ii) to holders having an aggregate principal amount of more than $5.0 million, either by check mailed to each holder or, upon application by a holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

Transfer and Exchange
     A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we, the trustee or registrar may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note selected or surrendered for conversion.
Interest
     The notes will bear interest at a rate of 2.50% per year from June 20, 2007, the date of issuance, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2007.
     Interest will be paid to the person in whose name a note is registered at the close of business on May 31 or November 30, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.
Conversion Rights
     General
     Solely upon the occurrence of any of the conditions described under the headings “— Conversion upon Satisfaction of Trading Price Condition”, “—Conversion Based on Common Stock Price” and “— Conversion upon Specified Corporate Events”, holders may convert their notes at an initial conversion rate of 52.4294 shares of common stock per $1,000 in principal amount of notes, which is equivalent to an initial conversion price of approximately $19.07 per share of common stock, at any time prior to the close of business on the “scheduled trading day” (as defined below) immediately preceding March 15, 2014. On and after March 15, 2014, holders may convert their notes at the conversion rate regardless of the conditions described under the headings “— Conversion upon Satisfaction of Trading Price Condition”, “—Conversion Based on Common Stock Price” and “— Conversion upon Specified Corporate Events” at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date of June 15, 2014.
     “Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading or, if our common stock is not listed or admitted for trading on any exchange or market, a business day.
     The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price”, respectively, and will be subject to adjustment as described below. The conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A holder may convert fewer than all of such holder’s notes so long as the notes converted are an integral multiple of $1,000 in principal amount.
     Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest unless such conversion occurs between a regular record date and the interest payment date to which it relates. Our settlement of conversions as described below under “— Payment upon Conversion” will be deemed to satisfy our obligation to pay:
•	the principal amount of the note; and

•	accrued and unpaid interest on the note to, but not including, the conversion date.
As a result, accrued and unpaid interest to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

     Notwithstanding the preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a record date, holders of such notes at 5:00 p.m., New York City time, on the record date will receive the interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from and after 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted, except that no such payment need be made:
•	if we have specified a “fundamental change repurchase date” (as defined below) that is after a record date and on or prior to the corresponding interest payment date;

•	to the extent of any overdue interest, if any overdue interest remains unpaid at the time of conversion with respect to such notes; or

•	in respect of any conversions that occur after the record date immediately preceding the maturity date.
Upon conversion, we will deliver shares of our common stock (or, with respect to conversions following our election of net share settlement, if available, cash and shares of our common stock, if any), as described under “— Payment upon Conversion” below.
     While we do not currently have any debt or other agreements that would restrict our ability to pay the principal portion of the notes in cash upon conversion if we obtain stockholder approval to make the net share settlement election and we irrevocably make such election at any time on or prior to the 45th scheduled trading day preceding the maturity date of the notes, we may enter into such an agreement in the future, which may limit or prohibit our ability to make any such cash payment. Our failure to pay in cash the principal portion of the notes when converted (if we have obtained stockholder approval to elect the net share settlement of the notes and we irrevocably elect such settlement method) would result in an event of default with respect to the notes. See “Risk Factors— Risks Related to an Investment in the Notes and Our Common Stock— We may not have the cash necessary to pay interest on the notes, to settle conversions of the notes (if we have obtained stockholder approval to elect net share settlement of the notes and we irrevocably elect such settlement method) or to repurchase the notes upon a fundamental change.”
     If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.
     Conversion upon Satisfaction of Trading Price Condition
     Prior to March 15, 2014, a holder may surrender notes for conversion during the five business-day period after any five consecutive trading day period, or the measurement period, in which the “trading price” (as defined below) per $1,000 in principal amount of the notes for each day of the measurement period was less than 97% of the product of the “last reported sale price” (as defined below) of our common stock and the applicable conversion rate for the notes for such date, as determined by the trustee and subject to compliance with the procedures and conditions described below concerning the trustee’s obligation to make such determination (the “trading price condition”).
     The trustee will have no obligation to determine the trading price of the notes unless we have requested such determination; and we will have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 in principal amount of the notes would be less than 97% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we will instruct the trustee to determine the trading price of the notes in the manner described below beginning on the next trading day and on each successive trading day until the trading price per $1,000 in principal amount of the notes is greater than or equal to 97% of the product of the last reported sale price of our common stock and the applicable conversion rate. If we do not, when we are obligated to, make a request to the trustee to determine the trading price of the notes, or if we make such request to the trustee and the trustee does not make such determination, then the trading price per $1,000 in principal amount of the notes will be deemed to be less than 97% of the product of the last reported sale price of our common stock and the applicable conversion rate.
     If the trading price condition has been met, we will so promptly notify the holders of the notes and the trustee. If, at any time after the trading price condition has been met, the trading price per $1,000 in principal amount of the notes is greater than 97% of the product of the last reported sale price of our common stock and the applicable conversion rate for such date, we will so promptly notify the holders of the notes.
     The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the trustee for $1.0 million in principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, which may include the initial purchaser; provided that if three such bids cannot reasonably be provided to the trustee, but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the trustee, that one bid will be used. If at least one bid from an independent nationally recognized securities dealer for $1.0 million in principal amount of the notes cannot reasonably be obtained by the trustee, then the trading price per $1,000 in principal amount of notes will be deemed to be less than 97% of the product of the last reported sale price of our common stock and the applicable conversion rate. Any such determination will be conclusive absent manifest error.
     The “last reported sale price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the average of the last quoted bid and ask prices for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock is not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include the initial purchaser, selected by us for this purpose. Any such determination will be conclusive absent manifest error.
     “Trading day” means a day during which (i) trading in our common stock generally occurs and (ii) there is no “market disruption event” (as defined below).
     “Market disruption event” means the occurrence or existence on any scheduled trading day for our common stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.
     Conversion Based on Common Stock Price
     Prior to March 15, 2014, a holder may surrender its notes for conversion during any calendar quarter after the calendar quarter ending September 30, 2007, and only during such calendar quarter, if the last reported sale price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 120% of the applicable conversion price in effect for the notes on the last trading day of the immediately preceding calendar quarter.
     Conversion upon Specified Corporate Events
     If we elect to:
•	distribute to all or substantially all holders of our common stock any rights or warrants entitling them for a period of not more than 60 days after the record date for the distribution to subscribe for or purchase shares of our common stock at a price per share less than the average of the last reported sale prices of our common stock for the ten trading days immediately preceding the declaration date of the distribution; or

•	distribute to all or substantially all holders of our common stock our assets (including cash), debt securities or rights to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 10% of the last reported sale price of our common stock on the trading day immediately preceding the declaration date for such distribution, we must notify the holders of the notes and the trustee at least 45 scheduled trading days prior to the “exdate” (as defined below) for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business-day immediately prior to the ex-date for such distribution or our announcement that such distribution will not take place, even if the notes are not otherwise convertible at such time. The “exdate” means the first date on which the shares of our common stock trade on the relevant exchange or in the relevant market, regular way, without the right to receive the issuance or distribution in question. Holders of the notes may not exercise this right if they may participate, as a result of holding the notes, and at the same time as common stock holders participate, in any of the transactions described above as if such holders of the notes held a number of shares of our common stock equal to the applicable conversion rate, multiplied by the principal amount, expressed in thousands, of notes held by such holders, without having to convert their notes.
     In addition, if a “fundamental change” occurs, we will notify holders and the trustee of the occurrence of any such event on the effective date of such event or, if later, within three trading days after we have knowledge of such event. A holder may surrender notes for conversion at any time from the effective date of such event until (i) the fundamental change repurchase date corresponding to such event or (ii) if there is no such fundamental change repurchase date, 45 scheduled trading days following the effective date of such event. In addition, if a “make-whole fundamental change” (as described below) occurs, a holder may be entitled to receive “additional shares” (as defined below) of our common stock upon any conversion as described below under “— Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change.”
     Holders will also have the right to convert the notes if we are a party to a combination, merger, recapitalization, reclassification, binding share exchange or other similar transaction or sale or conveyance of all or substantially all of our property and assets, in each case pursuant to which our common stock would be converted into cash, securities and/or other property, that does not also constitute a fundamental change. In such event, holders will have the right to convert their notes at any time beginning on the effective date of such transaction and ending on the 45th scheduled trading day following the effective date of such transaction. We will notify holders and the trustee of the transaction and the right to convert on the effective date of any such transaction.
     Conversion Procedures
     In order to convert, a holder of a beneficial interest in a global note must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any.
     To convert, a holder of a certificated note must:
•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date to which the holder is not entitled.
     The date the holder complies with these requirements is the “conversion date” under the indenture.
     If a holder has already delivered a repurchase notice as described under “— Fundamental Change Permits Holders to Require Us to Repurchase Notes” with respect to a note, such holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the indenture.
     Irrevocable Election of Net Share Settlement Following Stockholder Approval
     If we have obtained stockholder approval (as defined below) to elect the net share settlement of the notes and we irrevocably elect such settlement method at any time on or prior to the 45th scheduled trading day prior to the maturity date, with respect to the notes to be converted after the date of such election, we will deliver cash equal to the principal portion of the notes converted and shares of our common stock to the extent that the daily conversion value exceeds such principal portion, as described below under “— Payment upon Conversion.” Upon making such election, which will be in our sole discretion without the consent of the holders of the notes, we will promptly (i) issue a press release and use our reasonable efforts to post such information on our website or otherwise publicly disclose this information and (ii) provide written notice to the holders of the notes in a manner contemplated by the indenture, including through the facilities of DTC.
     We have no obligation to seek stockholder approval, and we will not suffer or incur any penalties under the notes if we do not seek, or do not obtain, stockholder approval.
     “Stockholder approval” means the vote of a majority of shares of common stock voted at a duly called and convened stockholder meeting (or written consent in lieu of a meeting) to settle conversions of notes in cash and shares of our common stock in the manner described below, all in accordance with applicable law, our constituent documents and any applicable exchange or regulatory requirements.
     At any time prior to our election to net share settle the notes, we may irrevocably renounce this right to elect net share settlement of the notes at any time prior to the 45th scheduled trading day preceding the maturity date of the notes. Upon such renouncement, we will no longer have the right to elect the net share settlement of our conversion obligation, despite prior stockholder approval, and any such attempted election shall have no effect.
     Payment upon Conversion
     Unless we have obtained stockholder approval to elect the net share settlement of the notes as described above under “— Irrevocable Election of Net Share Settlement Following Stockholder Approval” and we irrevocably elect such settlement method at any time on or prior to the 45th scheduled trading day preceding the maturity date of the notes, upon conversion of the notes, we will deliver shares of our common stock (other than with respect to any additional shares a holder may receive, as described under “— Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change”) on the third VWAP trading day after the relevant conversion date. In that case we will deliver to the holder of the notes a number of shares of our common stock equal to (i) (A) the aggregate principal amount of notes to be converted, divided by (B) 1,000, multiplied by (ii) the conversion rate in effect on the relevant conversion date (provided that we will deliver cash in lieu of fractional shares based on the last reported sale price of our common stock on the relevant conversion date (or, if the conversion date is not on a trading day, the next following trading day)).
     However, if we obtain stockholder approval to elect the net share settlement of the notes as described above under “— Irrevocable Election of Net Share Settlement Following Stockholder Approval”, and we irrevocably elect such settlement method at any time on or prior to the 45th scheduled trading day preceding the maturity date of the notes, we will pay an amount in cash equal to the principal portion (the lesser of (i) $25.00 and (ii) the daily conversion value of the notes converted) of the notes converted. If the daily conversion value exceeds the principal portion of the converted notes on any VWAP trading day during the observation period, in addition to paying the principal portion of the converted notes in cash for such VWAP trading day, we will deliver shares of our common stock in an amount equal to the excess of the daily conversion value over the principal portion of the converted notes for such VWAP trading day, all calculated as described in the next sentence. We will settle each $1,000 in principal amount of notes being converted by delivering, on the third VWAP trading day immediately following the last day of the related observation period, cash and shares of our common stock, if applicable, equal to the sum of the “daily settlement amounts” (as defined below) for each of the 40 VWAP trading days during the related observation period.
     The “observation period” with respect to any note means:
•	with respect to any conversion date occurring on or after the 45th scheduled trading day prior to the maturity date of the notes, the 40 consecutive VWAP trading day period beginning on, and including, the 42nd scheduled trading day prior to the maturity date (or if such day is not a VWAP trading day, the next succeeding VWAP trading day) (the “final observation period”); and

•	in all other instances, the 40 consecutive VWAP trading day period beginning on and including the third VWAP trading day after the conversion date.
     The “daily settlement amount” for each of the 40 VWAP trading days during the observation period means:
•	an amount of cash equal to the lesser of (x) $25.00 and (y) the daily conversion value for such VWAP trading day (the “principal portion”); and

•	if such daily conversion value exceeds $25.00, a number of shares of our common stock (the “deliverable shares”) equal to (A) the difference between such daily conversion value and $25.00, divided by (B) the daily VWAP of our common stock for such VWAP trading day.
     The “daily conversion value” means, for each of the 40 consecutive VWAP trading days during the observation period, 1/40th of the product of (1) the applicable conversion rate and (2) the “daily VWAP” (as defined below) of our common stock, or the consideration into which our common stock has been converted in connection with certain corporate transactions, on such VWAP trading day. Any determination of the daily conversion value by us will be conclusive absent manifest error.
     The “daily VWAP” of our common stock, or the consideration received by stockholders in exchange for our common stock, means, for each of the 40 consecutive VWAP trading days during the observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page ASPM.Q < equity > AQR (or any equivalent successor page) in respect of the period from the scheduled open of trading on the principal trading market for our common stock to the scheduled close of trading on such market on such VWAP trading day (without regard to after-hours trading), or if such volume-weighted average price is unavailable, the market value of one share of our common stock (or one unit of reference property consisting of marketable equity securities) on such VWAP trading day using a volume-weighted method (or, in the case of reference property consisting of cash, the amount of such cash or in the case of reference property other than marketable equity securities or cash, the market value thereof), in each case as determined by a nationally recognized independent investment banking firm retained for this purpose by us.
     “VWAP trading day” means a day during which (i) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading and (ii) there is no “VWAP market disruption event” (as defined below). If our common stock is not so listed or traded, then “VWAP trading day” means a business day.
     “VWAP market disruption event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any scheduled trading day for our common stock for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

     In the case of conversions following our net share settlement election, if available, we will deliver cash in lieu of any fractional shares of our common stock deliverable upon conversion.
     The indenture requires us to pay the principal portion of the conversion consideration of the notes in cash (if we have made the net share settlement election), and we may be required to repurchase the notes for cash at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, upon the occurrence of a fundamental change. While we do not currently have any debt or other agreements that would restrict our ability to pay the principal amount of the notes in cash, we may enter into such an agreement in the future which may limit or prohibit our ability to make any such payment. Our failure to pay in cash the principal portion of the notes when converted (if we made the net share settlement election) would result in an event of default with respect to the notes. See “Risk Factors—Risks Related to an Investment in the Notes and Our Common Stock— We may not have the cash necessary to pay interest on the notes, to settle conversions of the notes (if we have obtained stockholder approval to elect net share settlement of the notes and we irrevocably elect such settlement method) or to repurchase the notes upon a fundamental change.”
     Conversion Rate Adjustments
     The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (as a result of holding the notes, and at the same time as common stockholders participate) in any of the transactions described below as if such holders of the notes held a number of shares of our common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holders, without having to convert their notes.
     Adjustment Events.
     (1) If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:
     where,
     CR0 = the conversion rate in effect immediately prior to the record date for such dividend or distribution or the effective date of such share split or combination, as the case may be;
     CR’ = the conversion rate in effect immediately after the record date for such dividend or distribution or the effective date of such share split or combination, as the case may be;
     OS0 = the number of shares of our common stock outstanding immediately prior to the record date for such dividend or distribution or the effective date of such share split or combination, as the case may be; and
     OS’ = the number of shares of our common stock that will be outstanding as of the record date for such dividend or distribution and immediately after giving effect to such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be.
     (2) If we distribute to all or substantially all holders of our common stock any rights or warrants entitling them for a period of not more than 60 days after the record date for such distribution to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock on the ten trading days immediately preceding the declaration date of such distribution, the conversion rate will be adjusted based on the following formula; provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration:

     where,
     CR0 = the conversion rate in effect immediately prior to the record date for such distribution;
     CR’ = the conversion rate in effect immediately after the record date for such distribution;
     OS0 = the number of shares of our common stock outstanding immediately prior to the record date for such distribution;
     X = the total number of shares of our common stock issuable pursuant to such rights or warrants; and
     Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the “ex-date” for such distribution.
     (3) If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to all or substantially all holders of our common stock, excluding:
•	dividends or distributions referred to in clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash referred to in clause (4) below; and

•	spin-offs described below in this clause (3); then the conversion rate will be adjusted based on the following formula:

then the conversion rate will be adjusted based on the following formula:
     where,
     CR0 = the conversion rate in effect immediately prior to the record date for such distribution;
     CR’ = the conversion rate in effect immediately after the record date for such distribution;
     SP0 = the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the “ex-date” for such distribution; and
     FMV = the fair market value as determined by our board of directors or a committee thereof of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the “ex-date” for such distribution.
     With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a “spin-off”, the conversion rate in effect immediately before 5:00 p.m., New York City time, on the 10th trading day immediately following, and including, the effective date of the spin-off will be increased based on the following formula:

     where,
     CR0 = the conversion rate in effect immediately prior to the 10th trading day immediately following the effective date of the spin-off;
     CR’ = the conversion rate in effect immediately after the 10th trading day immediately following the effective date of the spin-off;
     FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading day period immediately following, and including, the effective date of the spin-off; and
     MP0 = the average of the last reported sale prices of our common stock over the first 10 consecutive trading day period immediately following, and including, the effective date of the spin-off.
     The adjustment to the conversion rate under this clause (3) will occur on the 10th trading day from, and including, the effective date of the spin-off; provided that in respect of any conversion within the 10 trading days immediately following, and including, the effective date of any spin-off, references with respect to the spin-off to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the effective date of such spin-off and the conversion date in determining the applicable conversion rate.
     (4) If we pay any cash dividends or distributions to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:
     where,
     CR0 the conversion rate in effect immediately prior to the record date for such distribution;
     CR’ = the conversion rate in effect immediately after the record date for such distribution;
     SP0 = the last reported sale price of our common stock on the trading day immediately preceding the “ex-date” for such distribution; and
     C = the amount in cash per share we distribute to holders of our common stock.
     (5) If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:
     where,
     CR0 = the conversion rate in effect on the date such tender or exchange offer expires;
     CR’ = the conversion rate in effect on the day next succeeding the date such tender or exchange offer expires;
     AC = the aggregate value of all cash and any other consideration as determined by our board of directors or a committee thereof paid or payable for shares purchased in such tender or exchange offer;

     OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires;
     OS’ = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and
     SP’ = the last reported sale price of our common stock on the trading day next succeeding the date such tender or exchange offer expires.
     (6) If we or any of our subsidiaries make a payment in respect of a repurchase of our common stock, to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the “current market price” (as defined below) of our common stock (such excess, the “repurchase premium”), and such repurchase, together with all other repurchases of our common stock by us or one of our subsidiaries involving a repurchase premium concluded within the preceding 12 months, not triggering a conversion price adjustment (except for repurchases of our common stock effected by us or our agents in conformity with Rule 10b-18 under the Securities Exchange Act, as amended (the “Exchange Act”)), results in the payment by us of an aggregate consideration exceeding an amount equal to 10% of our “market capitalization” (as defined below), the conversion rate will be increased based on the following formula:
     where,
     CR0 = the conversion rate in effect immediately prior to the fifth trading day immediately following the date of the repurchase triggering the adjustment;
     CR’ = the conversion rate in effect immediately after the scheduled close of trading on the fifth trading day immediately following the date of the repurchase triggering the adjustment;
     FMV = the average of the last closing sale prices of our common stock for the five consecutive trading days beginning on the trading day following the date of the repurchase triggering the adjustment (the “fair market value”);
     RP = the aggregate amount of all of the repurchase premiums paid in connection with such repurchases; and
     OS = the number of shares of our common stock outstanding on the day following the date of the repurchase triggering the adjustment, as determined by our board of directors.
     “Market capitalization” means the fair market value of our common stock, multiplied by the number of shares of our common stock then outstanding on the date of the repurchase triggering the adjustment immediately prior to such repurchase.
     “Current market price” means the average of the last reported closing sale price of our common stock for the ten consecutive trading days ending on the date of the repurchase triggering the adjustment.
     The adjustment to the conversion rate under this clause (6) will occur immediately after the scheduled close of trading on the fifth trading day from, and including, the date of the repurchase triggering the adjustment; provided that in respect of any conversion within the five trading days immediately following, and including, the date of the repurchase triggering the adjustment, references with respect to five trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the date of the repurchase triggering the adjustment and the conversion date in determining the applicable conversion rate. If a payment would cause an adjustment to the conversion rate under both clause (5) and clause (6), the provisions of clause (6) shall control.

     If the application of any of the foregoing formulas (other than in respect of a share combination) would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.
     If we have obtained stockholder approval to elect net share settlement of the notes as described under “— Irrevocable Election of Net Share Settlement Following Stockholder Approval” above and we irrevocably elect such settlement method at any time on or prior to the 45th scheduled trading day preceding the maturity date, then each reference to a “record date” above shall be deemed a reference to an “ex-date”, effective on the date on which our net share settlement election becomes effective.
     Events that Will Not Result in Adjustments. Except as described in this section or in “— Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change” below, we will not adjust the conversion rate. Without limiting the foregoing, the applicable conversion rate will not be adjusted:
•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	upon exercise of our right to repurchase our common stock pursuant to our Termination and Repurchase Agreement dated June 11, 2007 with Boston Scientific Corporation;

•	for a change in the par value of our common stock; or

•	for accrued and unpaid interest.
     Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. If the effective date of any adjustment event occurs during an observation period for any notes, then the Company will make proportional adjustments to the number of deliverable shares for each VWAP trading day during the portion of the observation period preceding the effective date of such adjustment event.
     Treatment of Reference Property. In the event of:
•	any fundamental change described in clause (2) of the definition thereof;

•	any reclassification of our common stock;

•	a consolidation, binding share exchange, recapitalization, reclassification, merger, combination or other similar event; or

•	a sale or conveyance to another person of all or substantially all of our property and assets, in which holders of our outstanding common stock would be entitled to receive cash, securities or other property for their shares of common stock, subject to our right to irrevocably elect net share settlement upon conversion, if available, as described under “— Irrevocable Election of Net Share Settlement Following Stockholder Approval”, a holder will be entitled thereafter to convert their notes into the same type of consideration that you would have been entitled to receive if the holder had held a number of shares of our common stock equal to the applicable conversion rate in effect immediately prior to these events.

However, if we have obtained stockholder approval to elect net share settlement of the notes and we irrevocably elect such settlement method at any time on or prior to the 45th scheduled trading day preceding the maturity date, holders will receive upon conversion:
•	cash equal to the principal portion thereof; and

•	if the daily conversion value exceeds the principal portion of the converted notes on any VWAP trading day during the observation period, in lieu of the shares of our common stock otherwise deliverable, the same type (in the same proportions) of consideration received by holders of our common stock in the relevant events (“reference property”).
The amount of consideration, and, consequently, reference property, a holder receives upon conversion will be based on the daily conversion values of reference property and the applicable conversion rate, as described above.
     For purposes of the foregoing, the type and amount of consideration that a holder of our common stock would have been entitled to in the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive more than a single type of consideration determined, based in part upon any form of stockholder election, will be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election or (ii) if no holders of our common stock affirmatively make such an election, the types and amount of consideration actually received by such holders.
     Treatment of Rights. To the extent that our rights plan is in effect upon conversion of the notes into common stock, a holder will receive, in addition to any common stock and in lieu of any adjustment to the conversion rate, the rights under the rights plan, unless prior to any conversion, the rights have separated from the common stock, in which case the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described in clause (3) under “— Adjustment Events” above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
     Voluntary Increases of Conversion Rate. We are permitted, to the extent permitted by law and the rules of the Nasdaq Global Market or any other securities exchange on which our common stock is then listed, to increase the conversion rate of the notes by any amount for a period of at least 20 days, if our board of directors determines that such increase would be in our best interest. If we make such determination, it will be conclusive and we will notify the holders of the notes and the trustee of the increased conversion rate and the period during which it will be in effect at least 15 days prior to the date the increased conversion rate takes effect, in accordance with applicable law. We may also, but are not required to, increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares or rights to acquire shares or similar event.
     Tax Effect. A holder of the notes may, in some circumstances be deemed to have received a distribution or dividend subject to U.S. federal income or withholding tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For instance, if the conversion rate is adjusted upon the distribution of cash dividends to holders of our shares of common stock, holders of the notes will be deemed to receive a dividend. For a discussion of the U.S. federal income and withholding tax consequences of certain adjustments, or non-occurrence of certain adjustments, to the conversion rate, see “Certain United States Federal Tax Considerations.”
     Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change
     If a holder elects to convert their notes in connection with a “make-whole fundamental change” (as defined below), the conversion rate will be increased by an additional number of shares of common stock (the “additional shares”) as described below. A “make-whole fundamental change” means any transaction or event that constitutes a fundamental change pursuant to clauses (1), (2), (4) or (5) under the definition of fundamental change as described below under “— Fundamental Change Permits Holders to Require Us to Repurchase the Notes”; provided, however, that in the case of clause (5) under the definition of fundamental change, no increase will be made unless the shares of our common stock are not listed for trading for a period in excess of 15 calendar days; provided, further, that no increase will be made in the case of a transaction constituting a fundamental change described in clause (2) of such definition where 90% or more of the consideration for our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such transaction consists of shares of common stock or American Depositary Receipts in respect of shares of common stock traded on any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors) (or that will be so traded or quoted immediately following the transaction) and as a result of such transaction or transactions the notes become convertible into such shares of such common stock or such American Depository Receipts pursuant to “— Conversion Rate Adjustments—Treatment of Reference Property” above (or, if we have made the net share settlement election, into cash (in respect of the principal portion) and such shares of such common stock or such American Depositary Receipts pursuant to “— Conversion Rate Adjustments—Treatment of Reference Property” above). A conversion shall be deemed to be in connection with a make-whole fundamental change if such conversion occurs on or after the effective date of a “fundamental change” described in clauses (1), (2), (4) or (5) of such definition, in each case until the related fundamental change repurchase date or, if there is no such fundamental change repurchase date, 45 scheduled trading days following the effective date of such fundamental change, as applicable. We will notify holders and the trustee of the occurrence of any such fundamental change on the effective date of such transaction with respect to any transaction described in clauses (1), (2), (4) or (5) in the definition of fundamental change or, if later, within three trading days after we have knowledge of such transaction. We will settle conversions of notes as described below under “— Settlement of Conversions upon a Make-Whole Fundamental Change.”
     The number of additional shares by which the conversion rate will be increased in the event of a make-whole fundamental change will be determined by reference to the table below, based on the date on which such make-whole fundamental change occurs or becomes effective (the “effective date”) and the price (the “stock price”) per share of our common stock at the time of such make-whole fundamental change; provided, that for purposes of determining the number of additional shares, the “effective date” of a transaction described in clauses (1) or (2) in the definition of fundamental change shall be the earlier of (x) the date on which such transaction occurs or becomes effective and (y) the date of the first public announcement of such transaction by us or the counterparty to the transaction. If holders of our common stock receive only cash consideration for their shares of common stock in connection with a fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the 10 trading day period ending on the trading day preceding the date on which such make-whole fundamental change occurs or becomes effective.
     The stock prices set forth in the first column of the table below (i.e., the row headers) will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the applicable conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”
     The following table sets forth the adjustments to the conversion rate, expressed as a number of additional shares to be received per $1,000 in principal amount of the notes, in the event of a make-whole fundamental change.

	Effective Date
	June 20,	June 15,	June 15,	June 15,	June 15,	June 15,	June 15,	June 15,
Stock Price	2007	2008	2009	2010	2011	2012	2013	2014
$15.57	11.7966	11.7966	11.7966	11.7966	11.7966	11.7966	11.5489	11.7845
$16.00	11.1452	11.2547	11.3214	11.3556	11.2246	10.9306	10.4233	10.0556
$17.00	9.7960	9.8417	9.8295	9.7637	9.5072	9.0354	8.1983	6.3911
$18.00	8.6492	8.6464	8.5751	8.4355	8.0894	7.4955	6.4386	3.1300
$19.00	7.6673	7.6280	7.5131	7.3203	6.9128	6.2405	5.0544	0.4897
$20.00	6.8211	6.7547	6.6083	6.3782	5.9313	5.2148	3.9706	0.0000
$22.50	5.1587	5.0535	4.8652	4.5907	4.1103	3.3832	2.1959	0.0000
$25.00	3.9590	3.8407	3.6428	3.3659	2.9059	2.2453	1.2511	0.0000
$27.50	3.0703	2.9526	2.7620	2.5037	2.0879	1.5215	0.7442	0.0000

	Effective Date
	June 20,	June 15,	June 15,	June 15,	June 15,	June 15,	June 15,	June 15,
Stock Price	2007	2008	2009	2010	2011	2012	2013	2014
$30.00	2.3980	2.2880	2.1127	1.8822	1.5186	1.0491	0.4644	0.0000
$35.00	1.4764	1.3899	1.2523	1.0828	0.8198	0.5143	0.2019	0.0000
$40.00	0.9036	0.8415	0.7392	0.6230	0.4413	0.2493	0.0889	0.0000
$45.00	0.5368	0.4957	0.4222	0.3470	0.2264	0.1067	0.0279	0.0000
$50.00	0.2988	0.2746	0.2232	0.1772	0.1013	0.0274	0.0000	0.0000
     The exact stock prices and effective dates may not be set forth in the table above, in which case:
•	If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $50.00 per share, subject to adjustment, no adjustments will be made in the conversion rate.

•	If the stock price is less than $15.57 per share, subject to adjustment, no adjustments will be made in the conversion rate.
     Notwithstanding the foregoing, in no event will the conversion rate exceed 64.2260 per $1,000 in principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”
     In addition, if a holder converts their notes prior to the effective date of any make-whole fundamental change, and the make-whole fundamental change does not occur, the holder will not be entitled to an increased conversion rate in connection with such conversion.
     Our obligation to increase the conversion rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of equity as they relate to economic remedies.
Settlement of Conversions upon a Make-Whole Fundamental Change
     As described above under “— Conversion Rate Adjustments— Treatment of Reference Property”, upon effectiveness of certain fundamental changes, the notes will be convertible into reference property or cash and reference property, if any (if we have obtained stockholder approval to elect net share settlement of the notes and we irrevocably elect such settlement method at any time on or prior to the 45th scheduled trading day preceding the maturity date of the notes). If, as described above, we are required to increase the conversion rate by the additional shares as a result of the make-whole fundamental change, notes surrendered for conversion will be settled as described above under “— Payment upon Conversion” based on the applicable conversion rate as increased by the additional shares described above on the third VWAP trading day immediately following the conversion date (or, following our election of net share settlement, the third VWAP trading day immediately following the last VWAP trading day of the applicable observation period).
Fundamental Change Permits Holders to Require Us to Repurchase Notes
     If a “fundamental change” occurs at any time, you will have the right, at your option, to require us to repurchase all of your notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a date (the “fundamental change repurchase date”) of our choosing that is not less than 20 nor more than 35 days after the date of the “fundamental change repurchase right notice” (as defined below). The price we are required to pay is equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest to, but not including, the fundamental change repurchase date, unless such fundamental change repurchase date falls after a regular record date and on or prior to the corresponding interest payment date, in which case we will instead pay the full amount of accrued and unpaid interest payable on such interest payment date to the holder of record at the close of business on the corresponding regular record date. Any notes repurchased by us will be paid for in cash.

     A “fundamental change” will be deemed to have occurred if any of the following occurs:
     (1) any person acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our capital stock entitling the person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors, other than an acquisition by us, any of our subsidiaries or any of our employee benefit plans; or
     (2) we (i) merge or consolidate with or into any other person, other than a subsidiary, another person merges with or into us, or we convey, sell, transfer or lease all or substantially all of our assets to another person or (ii) engage in any recapitalization, reclassification or other transaction in which all or substantially all our common stock is exchanged for or converted into cash, securities or other property, in each case, other than any merger or consolidation:
•	that does not result in a reclassification, conversion, exchange or cancellation of our outstanding common stock; or

•	which is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of common stock of the surviving entity; or

•	pursuant to which the consideration received by the holders of our common stock immediately prior to the transaction entitles them to exercise, directly or indirectly, 50% or more of the voting power of all shares of capital stock entitled to vote generally in the election of directors of the surviving or resulting corporation immediately following such merger or consolidation; or
     (3) at any time our “continuing directors” (as defined below) do not constitute a majority of our board of directors (or, if applicable, a successor person to us); or
     (4) we are liquidated or dissolved or holders of our common stock approve any plan or proposal for our liquidation or dissolution; or
     (5) if shares of our common stock, or shares of any other capital stock or American Depositary Receipts in respect of shares of capital stock into which the notes are convertible pursuant to the terms of the indenture, are not listed for trading on any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors).
     Notwithstanding the foregoing, holders of notes will not have the right to require us to repurchase any notes under clause (1), (2) or (3) above, and we will not be required to deliver the fundamental change repurchase right notice incidental thereto, if at least 90% of the consideration paid for our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in a merger or consolidation or such other transaction otherwise constituting a fundamental change under clause (2) above consists of shares of capital stock or American Depositary Receipts in respect of shares of capital stock traded on any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction) and, as a result of the completion of the merger or consolidation or such other transaction the notes become convertible into such shares of such capital stock or such American Depositary Receipts pursuant to “— Conversion Rate Adjustments— Treatment of Reference Property” above (or, if we have obtained stockholder approval to elect net share settlement of the notes and we irrevocably elect such settlement method at any time on or prior to the 45th scheduled trading day preceding the maturity date of the notes, into cash (in respect of the principal portion) and such shares of such capital stock or such American Depositary Receipts pursuant to “— Conversion Rate Adjustments—Treatment of Reference Property” above).

     For purposes of these provisions, whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, and “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
     “Continuing directors” means (i) individuals who on the date of original issuance of the notes constituted our board of directors and (ii) any new directors whose election to our board of directors or whose nomination for election by our stockholders was approved by at least a majority of our directors then still in office (or a duly constituted committee thereof), either who were directors on the date of original issuance of the notes or whose election or nomination for election was previously so approved.
     After the occurrence of a fundamental change, but on or before the 10th day following such occurrence, we will notify all holders of the notes and the trustee and paying agent on the occurrence of the fundamental change and of the resulting repurchase right, if any (the “fundamental change repurchase right notice”). Such notice shall state, among other things:
•	the events causing a fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right, if applicable;

•	the fundamental change repurchase price, if applicable;

•	the fundamental change repurchase date, if applicable;

•	the name and address of the paying agent and the conversion agent, if applicable;

•	the applicable conversion rate and any adjustments to the applicable conversion rate;

•	that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes, if applicable.
     To exercise the repurchase right, you must deliver, on or before the business-day prior to the fundamental change repurchase date, the notes to be repurchased. If the notes are held in global form, such delivery (and the related repurchase notice) must comply with all applicable DTC procedures. If the notes are held in certificated form, such notes must be duly endorsed for transfer, together with a written repurchase notice and the form entitled “Form of Fundamental Change Repurchase Notice” on the reverse side of the notes duly completed, to the paying agent. Your repurchase notice must state:
•	if certificated, the certificate numbers of your notes to be delivered for repurchase;

•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.
     You may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business-day prior to the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with applicable DTC procedures; and

•	the principal amount, if any, which remains subject to the repurchase notice.
     In connection with any repurchase of the notes, we will agree under the indenture to:
•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and

•	otherwise comply with all applicable federal and state securities laws.
     We will be required to repurchase the notes on the fundamental change repurchase date. You will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change repurchase date or the time of book-entry transfer or the delivery of the notes. Subject to a holder’s right to receive interest on the related interest payment date where the fundamental change repurchase date falls between a regular record date and the interest payment date to which it relates, if the paying agent holds money or securities sufficient to pay the fundamental change repurchase price of the notes on the business day following the fundamental change repurchase date, then:
•	the notes will cease to be outstanding and interest (including additional interest), if any, will cease to accrue, whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent; and

•	all other rights of the holder will terminate other than the right to receive the fundamental change repurchase price and previously accrued and unpaid interest (including additional interest), if any, upon delivery or transfer of the notes.
     The repurchase rights of the holders could discourage a potential acquirer of us.
     The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.
     If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. See “Risk Factors—Risks Related to an Investment in the Notes and Our Common Stock— We may not have the cash necessary to pay interest on the notes, to settle conversions of the notes (if we have obtained stockholder approval to elect net share settlement of the notes and we irrevocably elect such settlement method at any time on or prior to the 45th scheduled trading day preceding the maturity date of the notes) or to repurchase the notes upon a fundamental change.” If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we may in the future incur other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.
     While we do not currently have any debt or other agreements that would restrict our ability to repurchase the notes, we may enter into such an agreement in the future which may limit or prohibit our ability to repurchase any notes.
     No notes may be repurchased at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

Optional Redemption by the Company
     The notes may not be redeemed by us prior to maturity.
Consolidation, Merger and Sale of Assets
     The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not us, is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such person, if not us, expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default has occurred and is continuing under the indenture or the registration rights agreement. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, ours under the indenture and registration rights agreement.
     Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.
Events of Default
     Each of the following is an event of default:
     (1) default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;
     (2) default in the payment of principal of any note when due and payable at its stated maturity, upon required repurchase, upon acceleration or otherwise;
     (3) failure by us to comply with our obligation to convert the notes into shares of our common stock and, if applicable, cash and shares of our common stock upon exercise of a holder’s conversion right, and, in the case of our failure to convert the notes into shares of our common stock, such failure continues for five days;
     (4) failure by us to comply with our obligations under “— Consolidation, Merger and Sale of Assets”;
     (5) failure by us to comply with our notice obligations under ‘‘—Conversion Rights— Conversion upon Specified Corporate Events” or under ‘‘—Fundamental Change Permits Holders to Require Us to Repurchase Notes”;
     (6) failure by us for 90 days after written notice from the trustee or the holders of at least 25% principal amount of the notes then outstanding has been received by us to comply with any of our other agreements contained in the notes or indenture;
     (7) default by us or any majority owned subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any debt for money borrowed in excess of $10.0 million in the aggregate of the Company and/or any subsidiary of the Company, whether such debt now exists or shall hereafter be created, which default results (i) in such debt becoming or being declared due and payable or (ii) from a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise, and in any such case of (i) or (ii), without such debt having been paid or discharged within a period of 30 days after the occurrence of such debt becoming or being declared due and payable or the failure to pay, as the case may be;
     (8) failure by us or any of our majority owned subsidiaries, within 60 days, to pay, bond or otherwise discharge any judgments or orders for the payment of money the total uninsured amount of which for us or any of our subsidiaries exceeds in the aggregate $10.0 million, which are not stayed on appeal; or

     (9) certain events of bankruptcy, insolvency or reorganization of the Company or any of our significant subsidiaries as defined in Rule 1-02 of Regulation S-X promulgated by the SEC as in effect on the original date of issuance of the notes (the “bankruptcy provisions”).
     If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on all the notes to be due and payable. Upon such a declaration of acceleration, all principal and accrued and unpaid interest (including additional interest, if any) on the notes will be due and payable immediately. However, upon an event of default arising out of the bankruptcy provisions (except with respect to any significant subsidiary), the aggregate principal amount and accrued and unpaid interest (including additional interest, if any) will be due and payable immediately.
     Notwithstanding the foregoing, if we so elect, the sole remedy of holders for an event of default relating to any obligations we may have or are deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act relating to our failure to file any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or of the covenant described below in “— Reports,” will for the first 90 days after the occurrence of such event of default consist exclusively of the right (the “extension right”) to receive an extension fee on the notes in an amount equal to 0.25% of the principal amount of the notes (the “extension fee”). If we so elect, the extension fee will be payable on all outstanding notes on or before the date on which such event of default first occurs. On the 91st day after such event of default (if such violation is not cured or waived prior to such 91st day), the notes will be subject to acceleration as provided above. In the event we do not elect to pay the extension fee upon any such event of default in accordance with this paragraph, the notes will be subject to acceleration as provided above.
     Notwithstanding the preceding paragraph, if an event of default occurs under any other series of our debt securities issued subsequent to the issuance of the notes resulting from our failure to file any such documents or reports and such event of default is not subject to extension on terms similar to the above and results in the principal amount of such debt securities becoming due and payable, then the extension right will no longer apply and the notes will be subject to acceleration as provided above.
     In order to exercise the extension right and elect to pay the extension fee as the sole remedy during the first 90 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the second preceding paragraph, we must (i) notify all holders of notes and the trustee and paying agent of such election prior to the close of business on the first business-day following the date on which such event of default occurs and (ii) pay such extension fee on or before the close of business on the date on which such event of default occurs. Upon our failure to timely give such notice or pay the extension fee, the notes will be immediately subject to acceleration as provided above.
     The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to an uncured nonpayment of principal or interest or failure to deliver amounts due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing events of default, other than the uncured nonpayment of the principal of and interest on the notes or failure to deliver amounts due upon conversion that have become due solely by such declaration of acceleration, have been cured or waived.
     Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due or to receive amounts due to it upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:
     (1) such holder has previously given the trustee notice that an event of default is continuing;

     (2) holders of at least 25% principal amount of the outstanding notes have requested the trustee to pursue the remedy;
     (3) such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;
     (4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
     (5) the holders of a majority principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.
     Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
     The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note or conversion default, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events that would constitute a default, the status of those events and what action we are taking or propose to take in respect thereof.
Modification and Amendment
     Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority principal amount of the notes then outstanding, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes, and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority principal amount of the notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes. However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:
     (1) reduce the amount of notes whose holders must consent to an amendment;
     (2) reduce the rate, or extend the stated time for payment, of interest on any note or reduce the amount, or extend the stated time for payment, of the extension fee;
     (3) reduce the principal, or extend the stated maturity, of any note;
     (4) make any change that adversely affects the conversion rights of any notes;
     (5) reduce the fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

     (6) change the place or currency of payment of principal or interest or extension fee in respect of any note;
     (7) impair the right of any holder to receive payment of principal of and interest on such holder’s notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such holder’s notes;
     (8) adversely affect the ranking of the notes as our senior unsecured indebtedness; or
     (9) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.
Without the consent of any holder, we and the trustee may amend the indenture to:
     (1) cure any ambiguity, manifest error, defect or omission or inconsistency; provided that in the case of any omission or inconsistency the rights of the holders are not adversely affected in any material respect;
     (2) provide for the assumption by a successor corporation of our obligations under the indenture;
     (3) add guarantees with respect to the notes;
     (4) provide for a successor trustee in accordance with the terms of the indenture or to otherwise comply with any requirement of the indenture;
     (5) provide for the issuance of additional notes, to the extent that we and the trustee deem such amendment necessary or advisable in connection with such issuance; provided that no such amendment or supplement may impair the rights or interests of any holder of the outstanding notes;
     (6) increase the conversion rate;
     (7) secure the notes;
     (8) add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;
     (9) provide for the conversion of notes in accordance with the terms of the indenture;
     (10) make any change that does not adversely affect the rights of any holder in any material respect; provided that any amendment to conform the terms of the indenture or the notes to the description contained herein will not be deemed to be adverse to any holder;
     (11) comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or
     (12) make any changes or modifications necessary in connection with the registration of the notes under the Securities Act as contemplated in the registration rights agreement; provided that such change or modification does not adversely affect the interests of the holders of the notes in any material respect.
     The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to issue a notice to the holders briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge
     We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at stated maturity, or any repurchase date, or upon conversion or otherwise, cash, shares of common stock or cash and shares of common stock, if applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.
Calculations in Respect of Notes
     Except as otherwise provided above, we will be responsible for making all calculations called for under the notes or in connection with a conversion. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.
Trustee
     U.S. Bank National Association is the trustee, security registrar, paying agent and conversion agent.
Form, Denomination and Registration
     The notes will be issued:
•	in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 in principal amount and multiples of $1,000.
Rule 144A Information
     At any time that we are not required to file with the SEC reports pursuant to Section 13 or 15(d) of the Exchange Act, we will furnish to the holders or beneficial holders of the notes or the common stock issued upon conversion and prospective purchasers, upon their request, the information, if any, required under Rule 144A(d)(4) under the Securities Act until such time as such securities are no longer “restricted securities” within the meaning of Rule 144 under the Securities Act, assuming these securities have not been owned by an affiliate of ours.
Reports
     The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after the same are required to be filed with the SEC. Documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed via EDGAR.
Global Notes, Book-Entry Form
     The notes will be evidenced by one or more global notes. We will deposit the global note or notes with DTC and register the global notes in the name of Cede & Co. as DTC’s nominee. Except as set forth below, a global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.
     Beneficial interests in a global note may be held directly through DTC if such holder is a participant in DTC, or indirectly through organizations that are participants in DTC, whom we refer to as participants. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that some persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global note to such persons may be limited.
     Holders who are not participants may beneficially own interests in a global note held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, who we refer to as indirect participants. So long as Cede & Co., as the nominee of DTC, is the registered owner of a global note, Cede & Co. for all purposes will be considered the sole holder of such global note. Except as provided below, owners of beneficial interests in a global note will:
•	not be entitled to have certificates registered in their names;

•	not receive physical delivery of certificates in definitive registered form; and

•	not be considered holders of the global note.
     We will make payments on a global note to Cede & Co., as the registered owner of the global note, by wire transfer of immediately available funds on each interest payment date, repurchase date or fundamental change repurchase date, as the case may be, and the maturity date. Neither we, the trustee nor any paying agent will be responsible or liable:
•	for the records relating to, or payments made on account of, beneficial ownership interests in a global note; or

•	for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
     We have been informed that DTC’s practice is to credit participants’ accounts upon receipt of funds on that payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount represented by a global note as shown in the records of DTC. Payments by participants to owners of beneficial interests in the principal amount represented by a global note held through participants will be the responsibility of the participants, as is now the case with securities held for the accounts of customers registered in “street name.”
     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing its interest.
     Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange, only at the direction of one or more participants to whose account with DTC interests in the global note are credited, and only in respect of the principal amount of the notes represented by the global note as to which the participant or participants has or have given such direction.

     DTC has advised us that it is:
•	a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
     DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
     DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global note among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at anytime. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue notes in fully registered certificated form in exchange for global notes. In addition, the owner of a beneficial interest in a global note will be entitled to receive a note in fully registered certificated form in exchange for such interest if an event of default has occurred and is continuing.
Restrictions on Transfer, Legends
     The notes and shares of common stock that are issued upon conversion will be subject to certain restrictions on transfer, as described below under “Notice to Investors.” Such notes and shares will bear a legend regarding such transfer restrictions.
Registration Rights
     We and the initial purchaser entered into a registration rights agreement dated as of June 20, 2007.
     Pursuant to the registration rights agreement, we agreed for the benefit of the holders of the notes and the common stock issuable upon conversion of the notes that we would, at our cost:
•	use commercially reasonable efforts to cause a shelf registration statement, of which this prospectus is a part, covering resales of the notes and the common stock issuable upon the conversion of the notes pursuant to Rule 415 under the Securities Act to be filed with the SEC no later than 90 days after the original date of issuance of the notes and to become effective under the Securities Act no later than 180 days after the original date of issuance of the notes; and

•	subject to certain rights to suspend use of the shelf registration statement, use commercially reasonable efforts to keep the shelf registration statement effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (ii) two years from the initial effective date of the registration statement.
     “Registrable securities” means:
•	the notes until the earliest of (i) the resale of all such notes in accordance with the shelf registration statement, (ii) the expiration of the holding period applicable to such notes under Rule 144(k) under the Securities Act or any successor provision or similar provisions then in effect (“Rule 144(k)”), (iii) the date on which all such notes are freely transferable by persons who are not our affiliates without registration under the Securities Act, (iv) the date on which all such notes have been converted or otherwise cease to be outstanding or (v) the date that is two years from the date of original issuance of the notes offered hereby; and
•	the shares of common stock, if any, issuable upon conversion of the notes, until the earliest of (i) the resale of all such shares of common stock in accordance with the shelf registration statement, (ii) the expiration of the holding period applicable to such shares of common stock under Rule 144(k), (iii) the date on which all such shares of common stock are freely transferable by persons who are not our affiliates without registration under the Securities Act, (iv) the date on which all such shares of common stock cease to be outstanding or (v) the date that is two years from the date of original issuance of the notes offered hereby.
     We will be permitted to suspend the effectiveness of the shelf registration statement or the use of this prospectus that is part of the shelf registration statement during specified periods in specified circumstances, including circumstances relating to pending corporate developments; provided, however, that such suspensions may not exceed 30 days in the aggregate in any three-month period or 90 days in the aggregate in any 12-month period. We need not specify the nature of the event giving rise to a suspension in any notice to holders of the notes of the existence of a suspension.
     The following requirements and restrictions will generally apply to a holder selling the securities pursuant to the shelf registration statement:
•	the holder will be required to be named as a selling security holder in the related prospectus;

•	the holder will be required to deliver a prospectus to purchasers;

•	the holder will be subject to some of the civil liability provisions under the Securities Act in connection with any sales; and

•	the holder will be bound by the provisions of the registration rights agreement which are applicable to the holder (including indemnification obligations).
     We agreed jointly and severally to pay predetermined additional interest as described herein (“additional interest”) to holders of the notes if (i) the shelf registration statement is not filed as described above, (ii) the shelf registration statement does not become effective as described above or (iii) the prospectus is unavailable for periods in excess of those permitted above. The additional interest will accrue until a failure to file or become effective or unavailability for periods in excess of those permitted above is cured in respect of any notes required to bear the legend set forth in “Transfer Restrictions,” at a rate per annum equal to 0.25% for the first 90 days after the occurrence of such event and 0.50% after the first 90 days of the outstanding principal amount thereof, provided that no additional interest will accrue with respect to any period after the second anniversary of the original issuance of the notes and provided further that, if the shelf registration statement has been declared effective but is unavailable for periods in excess of those permitted above, additional interest shall accrue on registrable securities only. No additional interest or other additional amounts will be payable in respect of shares of common stock into which the notes have been converted that are required to bear the legend set forth in “Transfer Restrictions” in relation to any registration default.
     The additional interest with respect to any registration default will accrue from and including the date on which such registration default occurs to but excluding the date on which such registration default has been cured. In no event will we be required to pay additional interest in excess of the maximum amount of 0.50% per annum, regardless of whether one or multiple registration defaults exist. We will have no other liabilities for monetary damages with respect to our registration obligations, except that if we breach, fail to comply with or violate some provisions of the registration rights agreement, the holders of the notes may be entitled to equitable relief, including injunction and specific performance.

     We agreed in the registration rights agreement to give notice to all holders of the filing and effectiveness of the shelf registration statement. Attached to the offering circular as Annex A is a form of notice and questionnaire to be completed and delivered by a holder of notes or common stock. Holders are required to complete and deliver the questionnaire prior to the effectiveness of the shelf registration statement if they wish to be named as a selling security holder in the related prospectus at the time of effectiveness. Upon receipt of the completed notice and questionnaire, together with any other information as may be reasonably requested by us from a holder of notes following the effectiveness of the shelf registration statement, we will, within 30 days after the date of receipt of such notice and questionnaire, or if the use of the shelf registration statement is suspended at the time of receipt, within 30 days after the expiration of the suspension, file the amendments to the shelf registration statement or supplements to the related prospectus or other documents as are necessary to permit the holder to deliver the prospectus to purchasers of registrable securities (subject to our right to suspend the use of the prospectus as described above). Notwithstanding the foregoing, we will not be required to file more than one post-effective amendment or supplement to the related prospectus during any calendar quarter. Any holder that does not timely complete and deliver a notice and questionnaire or provide any other information will not be named as a selling security holder in the prospectus and therefore will not be permitted to sell any registrable securities pursuant to the shelf registration.
     We will pay all expenses of the shelf registration statement, provide to each holder who completes and delivers to us a notice and questionnaire copies of the related prospectus, notify each such holder when the shelf registration statement has become effective and take other actions that are required to permit, subject to the foregoing, unrestricted resales of the notes and the shares of common stock issued upon conversion of the notes.
     The summary herein of provisions of the registration rights agreement is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is available upon request as described under “Incorporation of Certain Documents by Reference.”
Governing Law
     The notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS
     The following is a summary of certain material U.S. federal tax considerations of the purchase, ownership and disposition of notes and the shares of common stock into which the notes may be converted. This summary is based upon provisions of the Internal Revenue Code of 1986, or the Code, applicable regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service, or the IRS, so as to result in U.S. federal tax consequences different from those discussed below. Except where noted, this summary deals only with a note or share of common stock held as a capital asset. This summary does not address all aspects of U.S. federal taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:
•	tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding notes or shares of our common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to U.S. holders (as defined below) of notes or shares of common stock whose “functional currency” is not the U.S. dollar;

•	tax consequences to investors in pass-through entities;

•	tax consequences to certain former citizens or residents of the United States;

•	alternative minimum tax consequences, if any;

•	any state, local or foreign tax consequences; and

•	estate or gift taxes, if any, except as set forth below with respect to non-U.S. holders.
     If a partnership holds notes or shares of common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the notes or shares of common stock, you should consult your tax advisors.
     If you are considering the purchase of notes, you should consult your tax advisors concerning the U.S. federal tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.
     In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of notes or shares of common stock received upon conversion of the notes that is, for U.S. federal tax purposes:
•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal taxation regardless of its source; or

•	a trust, if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

     We use the term “non-U.S. holder” to describe a beneficial owner (other than a partnership) of notes or shares of common stock received upon conversion of the notes that is not a U.S. holder. Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.
Consequences to U.S. Holders
     Payment of Interest
     Interest on a note will generally be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes.
     Additional Payments
     We may be required to pay additional amounts to a U.S. holder in certain circumstances described above under the heading “Description of the Notes — Events of Default.” Because we believe the likelihood that we will be obligated to make any such additional payments on the notes is remote, we intend to take the position (and this discussion assumes) that the notes will not be treated as contingent payment debt instruments. Assuming our position is respected, a U.S. holder would be required to include in income such additional amounts at the time payments are received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal tax purposes.
     Our determination that the notes are not contingent payment debt instruments is not binding on the IRS. If the IRS were to challenge successfully our determination and the notes were treated as contingent payment debt instruments, U.S. holders would be required, among other things, (i) to accrue interest income at a rate higher than the stated interest rate on the notes regardless of their method of tax accounting, (ii) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note, and (iii) treat the entire amount of recognized gain upon a conversion of notes as taxable. Our determination that the notes are not contingent payment debt instruments is binding on U.S. holders unless they disclose their contrary positions to the IRS in the manner that is required by applicable U.S. Treasury regulations.
     Market Discount
     A U.S. holder that acquires a note at a price less than the note’s stated redemption price at maturity (generally, the sum of all payments required under the note other than payments of stated interest) may be affected by the “market discount” rules of the Internal Revenue Code. Subject to a de minimis exception, the market discount rules generally require a U.S. holder who acquires a note at a market discount to treat any principal payment on the note and any gain recognized on any disposition of the note as ordinary income to the extent of the accrued market discount, not previously included in income, at the time of such payment or disposition. In general, the amount of market discount that has accrued is determined on a straight-line basis over the remaining term of the note as of the time of acquisition, or, at the election of the holder, on a constant yield basis. Such an election applies only to the note with respect to which it is made and may not be revoked.
     A U.S. holder of a note acquired at a market discount also may elect to include the market discount in income as it accrues. If a U.S. holder so elects, the rules discussed above with respect to ordinary income recognition resulting from the payment of principal on a note or the disposition of a note would not apply, and the holder’s tax basis in the note would be increased by the amount of the market discount included in income at the time it accrues. This election would apply to all market discount obligations acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.
     A U.S. holder may be required to defer until maturity of the note, or, in certain circumstances, its earlier disposition, the deduction of all or a portion of the interest expense attributable to debt incurred or continued to purchase or carry a note with market discount, unless the holder elects to include market discount in income on a current basis.

     Upon the conversion of a note into common stock or a combination of cash and common stock, any accrued market discount on the note not previously included in income will be carried over to the common stock received upon conversion of the note, and any gain recognized upon the disposition of such common stock will be treated as ordinary income to the extent of such accrued market discount.
     Amortizable Bond Premium
     If a U.S. holder acquires a note for a price that is in excess of the note’s stated redemption price at maturity, the U.S. holder generally will be considered to have acquired a note with “amortizable bond premium.” Amortizable bond premium, however, does not include any premium attributable to the conversion feature of the note. A U.S. holder may elect to amortize amortizable bond premium on a constant yield basis. The amount amortized in any year generally will be treated as a deduction against the holder’s interest income on the note. If the amortizable bond premium allocable to a year exceeds the amount of interest income allocable to that year, the excess would be allowed as a deduction for that year but only to the extent of the holder’s prior inclusions of interest income, net of any deductions for bond premium, with respect to the note. The premium on a note held by a U.S. holder that does not make such an election will decrease the gain or increase the loss otherwise recognizable on the disposition of the note. The election to amortize the premium on a constant yield basis generally applies to all bonds held or subsequently acquired by the electing holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.
     Sale, Redemption or Other Taxable Disposition of Notes
     Except as provided below under “Consequences to U.S. Holders — Conversion of Notes,” a U.S. holder will generally recognize gain or loss upon the sale, redemption or other taxable disposition of a note (including an exchange described in “Description of the Notes — Conversion of Notes — Exchange in Lieu of Conversion”) equal to the difference between the amount realized (less accrued interest which will be taxable as such) upon such sale, redemption or other taxable disposition and such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note will generally be equal to the amount that such U.S. holder paid for the note increased by the amount of any accrued market discount previously included in the holder’s income and decreased by the amount of any amortizable bond premium previously deducted by the holder. Subject to the discussion above regarding market discount, any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. If, at the time of the sale, redemption or other taxable disposition of the note, a U.S. holder is treated as holding the note for more than one year, such capital gain or loss will be a long-term capital gain or loss. Otherwise, such capital gain or loss will be a short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally will be subject to a maximum U.S. federal tax rate of 15%, which maximum tax rate currently is scheduled to increase to 20% for dispositions occurring during the taxable years beginning on or after January 1, 2011. A U.S. holder’s ability to deduct capital losses may be limited.
     Conversion of Notes
     Upon conversion of the notes, we may deliver solely shares of our common stock, solely cash, or a combination of cash and shares of our common stock, as described above under “Description of the Notes — Conversion of Notes — Settlement Upon Conversion.”
     A U.S. holder of notes generally will not recognize gain or loss on the conversion of the notes solely into shares of common stock, other than cash received in lieu of fractional shares, which will be treated as described below, and other than amounts attributable to accrued interest, which will be taxable as such. The U.S. holder’s tax basis in the shares of common stock received upon conversion of the notes, other than common stock attributable to accrued interest, the tax basis of which would equal the amount of accrued interest with respect to which the common stock was received, will be equal to the holder’s aggregate tax basis in the notes converted, less any portion allocable to cash received in lieu of fractional shares. The holding period of the shares of common stock received by the holder upon conversion of notes generally will include the period during which the holder held the notes prior to the conversion, except that the holding period of any common stock received with respect to accrued interest would commence on the day after the date of receipt.

     Subject to the discussion above regarding market discount, cash received in lieu of a fractional share of common stock will be treated as a payment in exchange for the fractional share and generally will result in capital gain or loss. Gain or loss recognized on the receipt of cash paid in lieu of fractional shares generally will equal the difference between the amount of cash received and the amount of tax basis allocable to the fractional share exchanged.
     In the event that we deliver solely cash upon such a conversion, the U.S. holder’s gain or loss will be determined in the same manner as if the U.S. holder disposed of the notes in a taxable disposition, as described above under “Consequences to U.S. Holders — Sale, Redemption or Other Taxable Disposition of Notes.” In the event that we deliver common stock and cash upon such a conversion, the U.S. federal tax treatment of the conversion is uncertain. U.S. holders should consult their tax advisors regarding the consequences of such a conversion. It is possible that the conversion may be treated as a recapitalization or as a taxable exchange, in whole or in part, as discussed below.
     Treatment as a Recapitalization. If we pay a combination of cash and stock in exchange for notes upon conversion, we intend to take the position that the notes are securities for U.S. federal tax purposes and that, as a result, the exchange would be treated as a recapitalization. Subject to the discussion above regarding market discount, in such case, capital gain, but not loss, would be recognized equal to the excess of the sum of the fair market value of the common stock and cash received, other than amounts attributable to accrued interest, which will be treated as such, over a U.S. holder’s adjusted tax basis in the notes, but in no event should the gain recognized exceed the amount of cash received, excluding amounts attributable to accrued interest and cash in lieu of fractional shares. Subject to the discussion above regarding market discount, the amount of capital gain or loss recognized on the receipt of cash in lieu of a fractional share would be equal to the difference between the amount of cash a U.S. holder would receive in respect of the fractional share and the portion of the U.S. holder’s adjusted tax basis in the note that is allocable to the fractional share.
     The tax basis of the shares of common stock received upon a conversion (other than common stock attributable to accrued interest, the tax basis of which would equal the amount of accrued interest with respect to which the common stock was received) would equal the adjusted tax basis of the note that was converted (excluding the portion of the tax basis that is allocable to any fractional share), reduced by the amount of any cash received (other than cash received in lieu of a fractional share or cash attributable to accrued interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). A U.S. holder’s holding period for shares of common stock would include the period during which the U.S. holder held the notes, except that the holding period of any common stock received with respect to accrued interest would commence on the day after the date of receipt.
     Alternative Treatment as Part Conversion and Part Sale. If the conversion of a note into cash and common stock were not treated as a recapitalization, the cash payment received would generally be treated as proceeds from the sale of a portion of the note and taxed in the manner described under “Consequences to U.S. Holders — Sale, Redemption or Other Taxable Disposition of Notes” above (or in the case of cash received in lieu of a fractional share, taxed as a disposition of a fractional share), and the common stock received should be treated as having been received upon a conversion of the note, which generally would not be taxable to a U.S. holder except to the extent of any common stock received with respect to accrued interest. In such case, the U.S. holder’s tax basis in the note would generally be allocated pro rata among the common stock received, other than common stock received with respect to accrued interest, the fractional share that is treated as sold for cash and the portion of the note that is treated as sold for cash. The holding period for the common stock received in the conversion would include the holding period for the notes, except that the holding period of any common stock received with respect to accrued interest would commence on the day after the date of receipt.
     Assumption of our Obligations under the Notes
     Under certain circumstances described under the heading “Description of the Notes— Consolidation, Merger and Sale of Assets,” our obligations under the notes and the indenture may be assumed by another person. An assumption by another person of our obligations under the notes and the indenture might be deemed for U.S. federal tax purposes to be an exchange by a holder of the notes for new notes, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holder. Holders should consult their own tax advisor regarding the tax consequences of such an assumption and the ownership and disposition of such notes after such an assumption.
     Distributions
     Distributions made on our common stock generally will be included in income by a U.S. holder of our common stock as ordinary dividend income to the extent of our current and accumulated earnings and profits. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder’s adjusted tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. With respect to dividends received by individuals, for taxable years beginning before January 1, 2011, the lower applicable long-term capital gains rates may apply if certain holding period requirements are satisfied. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations.
     Constructive Distributions
     The conversion rate of the notes will be adjusted in certain circumstances, as described in “Description of the Notes — Conversion of Notes — Conversion Rate Adjustments” and “— Increase of Conversion Rate Upon Certain Fundamental Changes.” Adjustments or failures to make adjustments that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to a U.S. holder for U.S. federal tax purposes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that have the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to a U.S. holder. Certain of the possible conversion rate adjustments provided in the notes, including, without limitation, adjustments in respect of taxable dividends to holders of our common stock and adjustments to the conversion rate upon certain fundamental changes, may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such an adjustment is made and does not so qualify, a U.S. holder generally will be deemed to have received a distribution even if the U.S. holder has not received any cash or property as a result of such adjustment. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the description above under “Distributions.” It is not clear whether a constructive dividend deemed paid to a U.S. holder would be eligible for the preferential rates of U.S. federal tax applicable in respect of certain dividends received. It is also unclear whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends. Because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if we pay backup withholding taxes on behalf of a U.S. holder because such U.S. holder failed to establish an exemption from backup withholding taxes, we may, at our option, set-off any such payment against payments of cash and common stock payable on the notes.
     Sale, Certain Redemptions or Other Taxable Dispositions of Common Stock
     Subject to the discussion above regarding market discount, upon the sale, certain redemptions or other taxable dispositions of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. holder’s adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the common stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will generally be subject to a maximum U.S. federal tax rate of 15%, which maximum is currently scheduled to increase to 20% for dispositions occurring during taxable years beginning on or after January 1, 2011. The deductibility of capital losses is subject to limitations.
     Information Reporting and Backup Withholding
     Information reporting requirements generally will apply to payments of interest on the notes and dividends on shares of common stock and to the proceeds of a sale of a note or share of common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient, such as a corporation. A backup withholding tax will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal tax liability provided the required information is furnished timely to the IRS.
Consequences to Non-U.S. Holders
     Payments of Interest
     The 30% U.S. federal withholding tax will not be applied to any payment of interest to a non-U.S. holder provided that:
•	interest paid on the note is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment;

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

•	the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

•	the non-U.S. holder is not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code; and

•	(a) the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person, which certification may be made on an IRS Form W-8BEN or other applicable form, or (b) the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfies the certification requirements of applicable Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities.
     If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (i) IRS Form W-8BEN or other applicable form claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, then, although the non-U.S. holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied, the non-U.S. holder will be subject to U.S. federal tax on that interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% or lesser rate under an applicable income tax treaty of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.
     If we fail to file certain reports as described under “Description of the Notes—Events of Default”, we may pay an extension fee. Payments of the extension fee to a non- U.S. holder may be subject to U.S. withholding tax unless the non-U.S. holder provides certain certifications claiming that such payments are subject to reduction or elimination of withholding under an applicable treaty or that such payments are effectively connected with such holder’s conduct of a trade or business in the United States, as described above. If tax is withheld from any payment of the extension fee made to a non-U.S. holder and such payment were determined not to be subject to U.S. federal tax, a non-U.S. holder that timely files an appropriate claim for a refund with the IRS would be entitled to a refund of any such tax withheld.
     Dividends and Constructive Distributions
     Any dividends paid to a non-U.S. holder with respect to the shares of common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate, see “Consequences to U.S. Holders — Constructive Distributions” above) will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Certain certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Because a constructive dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if we pay withholding taxes on behalf of a non-U.S. holder, we may, at our option, set-off any such payment against payments of cash and common stock payable on the notes.
     A non-U.S. holder of shares of common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
     Sale, Certain Redemptions, Conversion or Other Taxable Dispositions of Notes or Shares of Common Stock
     Gain realized by a non-U.S. holder on the sale, certain redemptions or other taxable disposition of common stock or a note (including an exchange described in “Description of the Notes — Exchange in Lieu of Conversion,”), as well as upon the conversion of a note into cash or into a combination of cash and stock, will not be subject to U.S. federal tax unless:
•	that gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income treaty, is attributable to a U.S. permanent establishment);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal tax purposes during the shorter of the non-U.S. holder’s holding period or the 5-year period ending on the date of disposition of the notes or common stock, as the case may be; provided, that as long as our common stock is regularly traded on an established securities market, generally only non-U.S. holders who have held more than 5% of such class of stock at any time during such five-year or shorter period would be subject to taxation under this rule. We believe that we are not, and we do not anticipate becoming, a U.S. real property holding corporation for U.S. federal tax purposes.
     If a non-U.S. holder is described in the first bullet point above, it will be subject to tax on the net gain derived from the sale, redemption, conversion or other taxable disposition under regular graduated U.S. federal tax rates and in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits for that taxable year, or at such lower rate as may be specified by an applicable income tax treaty. If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to a flat 30% tax on the gain derived from the sale, redemption, conversion or other taxable disposition, which may be offset by

U.S. source capital losses, even though such holder is not considered a resident of the United States. Any common stock which a non-U.S. holder receives on the conversion of a note that is attributable to accrued interest will be subject to U.S. federal tax in accordance with the rules for taxation of interest described above under “Consequences to Non-U.S. Holders — Payments of Interest.”
     Information Reporting and Backup Withholding
     Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest and dividends paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.
     In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or dividends that we make, provided the statement described above in the last bullet point under “Consequences to Non-U.S. Holders — Payments of Interest” has been received and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note or share of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and we do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal tax liability provided the required information is furnished timely to the IRS.
     U.S. Federal Estate Taxes
     A note beneficially owned by an individual who is not a citizen or resident of the U.S. (as specially defined for U.S. federal estate tax purposes) at the time of his or her death generally will not be subject to U.S. federal estate tax as a result of the individual’s death, provided that:
•	the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code; and

•	interest payments with respect to such note would not have been, if received at the time of the individual’s death, effectively connected with the conduct of a U.S. trade or business by the individual.
     Common stock owned or treated as owned by an individual who is not a citizen or resident of the U.S. (as specially defined for U.S. federal estate tax purposes) at the time of his or her death (including stock treated as owned by such non-U.S. holder by reason of a transfer subject to certain retained powers, or by reason of any transfer within three years of death) will be included in the individual’s estate for U.S. federal estate tax purposes and thus will be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

PLAN OF DISTRIBUTION
     We are registering the notes and the shares of our common stock issuable upon conversion of the notes to permit public secondary trading of these securities by the selling security holders from time to time after the date of this prospectus. We have agreed, among other things, to bear all expenses, other than selling expenses, including any underwriting discounts and commissions, registration expenses incurred by selling security holders, and expenses and fees for one counsel in connection with the registration and sale of the notes and the shares of our common stock issuable upon conversion of the notes covered by this prospectus.
     We will not receive any of the proceeds from the offering of the notes or the shares of our common stock issuable upon conversion of the notes by the selling security holders, which term includes their transferees, pledgees, donees and successors. The selling security holders may pledge or grant a security interest in some or all of the notes or shares of common stock issuable upon conversion of the notes owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the notes or shares of common stock issuable upon conversion of the notes from time to time pursuant to this prospectus. The notes and shares of common stock issuable upon conversion of the notes may be sold from time to time directly by any selling security holder or, alternatively, through underwriters, broker-dealers or agents. If notes or shares of common stock issuable upon conversion of the notes are sold through underwriters, broker-dealers or agents, the selling security holder will be responsible for underwriting discounts or commissions or agents’ commissions and their professional fees.
     The notes and shares of common stock issuable upon conversion of the notes may be sold:
•	in one or more transactions at fixed prices;

•	at prevailing market prices at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.
     Such sales may be effected in transactions, which may involve crosses or block trades or transactions in which the broker acts as agent for the seller and the buyer:
•	on any national securities exchange on which the notes or shares of common stock issuable upon conversion of the notes may be listed at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on a national securities exchange or in the over-the-counter market;

•	through the settlement of short sales; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.
     In connection with sales of the notes or shares of common stock issuable upon conversion of the notes or otherwise, any selling security holder may:
•	enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the notes or shares of common stock issuable upon conversion of the notes in the course of hedging the positions they assume;

•	enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of notes or shares of common stock issuable upon conversion of the notes, which the broker-dealer or other financial institutions may resell pursuant to this prospectus;

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions;

•	sell short and deliver notes or shares of common stock issuable upon conversion of the notes to close out the short positions; or

•	loan or pledge notes or shares of common stock issuable upon conversion of the notes to broker-dealers that in turn may sell the securities.
     Our outstanding common stock is publicly traded on the Nasdaq Global Market. We do not intend to apply for listing of the notes on any securities exchange. The notes are currently designated for trading on The PORTAL SM Market. However, we cannot assure any holder that any trading market will develop or the notes will have any liquidity.
     Selling security holders and any broker-dealers, agents or underwriters that participate with selling security holders in the distribution of the notes or the shares of common stock issuable upon conversion of the notes may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, in which event any commissions received by these broker-dealers, agents or underwriters and any profits realized by selling security holders on the resales of the notes or the shares may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.
     Selling security holders and any other person participating in the sale of the notes or the shares of common stock issuable upon conversion of the notes will be subject to the Securities Exchange Act of 1934. The Securities Exchange Act of 1934 rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the shares of common stock issuable upon conversion of the notes by selling security holders and any other such person. In addition, Regulation M of the Securities Exchange Act of 1934 may restrict the ability of any person engaged in the distribution of the notes and the shares of common stock issuable upon conversion of the notes to engage in market-making activities with respect to the particular notes and the shares of common stock issuable upon conversion of the notes being distributed for a period of up to five business days before the commencement of such distribution. This may affect the marketability of the notes and the shares of common stock issuable upon conversion of the notes and the ability of any person or entity to engage in market-making activities with respect to the notes and the shares of common stock issuable upon conversion of the notes.
     In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144, Rule 144A, or any other available exemption from registration under the Securities Act may be sold under Rule 144, Rule 144A, or any of the other available exemption rather than pursuant to this prospectus.
     There is no assurance that any selling security holder will sell any or all of the notes or shares of common stock issuable upon conversion of the notes described in this prospectus, and any selling security holder may transfer, devise or gift the securities by other means not described in this prospectus.
     On June 20, 2007, we issued and sold the notes in a private placement to the initial purchaser. We have agreed to indemnify the initial purchaser against liabilities or to contribute to payments which it may be required to make in that respect. Pursuant to the registration rights agreement, we have agreed to indemnify holders of notes and each person, if any, who controls within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934 the holders, from and against certain liabilities under the Securities Act of 1933, the Securities Exchange Act of 1934 or otherwise, or such persons will be entitled to contribution in connection with these liabilities. Pursuant to the registration rights agreement, the selling security holders have agreed, severally and not jointly, to indemnify us and each of our directors, officers and control persons from certain liabilities under the Securities Act of 1933, the Securities Exchange Act of 1934 or otherwise, or we will be entitled to contribution in connection with these liabilities.

     We have agreed pursuant to the registration rights agreement to use commercially reasonable efforts to keep the registration statement of which this prospectus is a part effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (ii) two years from the initial effective date of the registration statement.
     We will be permitted to suspend the effectiveness of the shelf registration statement or the use of this prospectus that is part of the shelf registration statement during specified periods in specified circumstances, including circumstances relating to pending corporate developments; provided, however, that such suspensions may not exceed 30 days in the aggregate in any three-month period or 90 days in the aggregate in any 12-month period. We need not specify the nature of the event giving rise to a suspension in any notice to holders of the notes of the existence of a suspension.
LEGAL MATTERS
     Certain legal matters relating to the issuance and sale of the securities will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP.
EXPERTS
     The consolidated financial statements of Aspect Medical Systems, Inc. appearing in Aspect Medical Systems, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2006 and Aspect Medical Systems, Inc.'s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. The audit report covering the December 31, 2006 consolidated financial statements includes an explanatory paragraph that refers to Aspect Medical Systems, Inc.’s adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” effective January 1, 2006.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Aspect Medical Systems, Inc. (except any underwriting discounts and commissions and expenses incurred by the selling security holders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling security holders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$3,838
Legal fees and expenses	50,000
Accounting fees and expenses	12,000
Miscellaneous expenses	10,000

Total expenses	$75,838

Item 15. Indemnification of Directors and Officers.
     Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Aspect Medical Systems, Inc. has included such a provision in its Certificate of Incorporation.
     Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.
     Article EIGHTH of Aspect Medical’s Restated Certificate of Incorporation provides that no director of Aspect Medical shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law statute prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.
     Article NINTH of Aspect Medical’s Restated Certificate of Incorporation provides that a director or officer of Aspect Medical (a) shall be indemnified by Aspect Medical against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of Aspect Medical) brought against him by virtue of his position as a director or officer of Aspect Medical if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Aspect Medical, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by Aspect Medical against all expenses (including attorneys’ fees) and amounts paid in settlement incurred in connection with any action by or in the right of Aspect Medical brought against him by virtue of his position as a director or officer of Aspect Medical if he acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of Aspect Medical, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to Aspect Medical, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is still entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by Aspect Medical against all expenses (including attorneys’ fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.
     Indemnification is required to be made unless Aspect Medical determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by Aspect Medical that the director or officer did not meet the applicable standard of conduct required for indemnification, or if Aspect Medical fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give Aspect Medical notice of the action for which indemnity is sought and Aspect Medical has the right to participate in such action or assume the defense thereof.
     Article NINTH of Aspect Medical’s Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law statute is amended to expand the indemnification permitted to directors or officers Aspect Medical must indemnify those persons to the full extent permitted by such law as so amended.
     Aspect Medical has purchased directors’ and officers’ liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.
Item 16. Exhibits

Exhibit
Number	Description
4.1	Restated Certificate of Incorporation is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-86295).

4.2	Amended and Restated By-Laws are incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2001 (File No. 0-24663).

4.3	Certificate of Designations of Series A Junior Participating Preferred Stock is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K as filed with the Commission on November 29, 2004 (File No. 333-86295).

4.4	Specimen common stock certificate is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-86295).

4.5	Rights Agreement, dated as of November 29, 2004, between Aspect Medical Systems, Inc. and EquiServe Trust Company, N.A., which includes as Exhibit A the form of Certificate of Designations of Series A Junior Participating preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K as filed with the Commission on November 29, 2004 (File No. 333-86295).

4.6	Registration Rights Agreement by and between Aspect Medical Systems, Inc. and Boston Scientific Corporation dated as of June 11, 2007 is incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K dated June 11, 2007.

4.7	Indenture by and between Aspect Medical Systems, Inc. and U.S. Bank National Association dated as of June 20, 2007 is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated June 20, 2007.

4.8	Registration Rights Agreement by and between Aspect Medical Systems, Inc. and Goldman, Sachs & Co. dated June 20, 2007 is incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated June 20, 2007.

4.9*	Form of 2.50% Convertible Senior Note due 2014.

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP, included in Exhibit 5.1 filed herewith.

24.1*	Power of Attorney (See page II-5 of this Registration Statement).

25.1*	Statement of Eligibility of Trustee on Form T-1.

* previously filed

Item 17. Undertakings.
     The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) hat, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norwood, Commonwealth of Massachusetts, on October 2, 2007.

ASPECT MEDICAL SYSTEMS, INC.

By:	/s/ Nassib G. Chamoun

Nassib G. Chamoun
Chief Executive Officer, President and Director
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ NASSIB G. CHAMOUN	President, Chief Executive Officer	October 2, 2007
Nassib G. Chamoun	and Director (Principal Executive Officer)

*	Chairman of the Board of Directors	October 2, 2007
J. Breckenridge Eagle

*	Vice President and Chief Financial	October 2, 2007
Michael Falvey	Officer (Principal Financial and Accounting Officer)

*	President of International	October 2, 2007
Boudewijn L.P.M. Bollen	Operations and Director

*	Director	October 2, 2007
Michael Esposito

*	Director	October 2, 2007
David W. Feigal, Jr., M.D.

*	Director	October 2, 2007
Edwin M. Kania

*	Director	October 2, 2007
James J. Mahoney, Jr.

*	Director	October 2, 2007
John O’Connor

*	Director	October 2, 2007
Donald R. Stanski, M.D.

*By:	/s/ Nassib G. Chamoun

Name: Nassib G. Chamoun
Title: Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Restated Certificate of Incorporation is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-86295).

4.2	Amended and Restated By-Laws are incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2001 (File No. 0-24663).

4.3	Certificate of Designations of Series A Junior Participating Preferred Stock is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K as filed with the Commission on November 29, 2004 (File No. 333-86295).

4.4	Specimen common stock certificate is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-86295).

4.5	Rights Agreement, dated as of November 29, 2004, between Aspect Medical Systems, Inc. and EquiServe Trust Company, N.A., which includes as Exhibit A the form of Certificate of Designations of Series A Junior Participating preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K as filed with the Commission on November 29, 2004 (File No. 333-86295).

4.6	Registration Rights Agreement by and between Aspect Medical Systems, Inc. and Boston Scientific Corporation dated as of June 11, 2007 is incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K dated June 11, 2007.

4.7	Indenture by and between Aspect Medical Systems, Inc. and U.S. Bank National Association dated as of June 20, 2007 is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated June 20, 2007.

4.8	Registration Rights Agreement by and between Aspect Medical Systems, Inc. and Goldman, Sachs & Co. dated June 20, 2007 is incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated June 20, 2007.

4.9*	Form of 2.50% Convertible Senior Note due 2014.

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP, included in Exhibit 5.1 filed herewith.

24.1*	Power of Attorney (See page II-5 of this Registration Statement).

25.1*	Statement of Eligibility of Trustee on Form T-1.

* previously filed